UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
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Genuine Parts Company
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Genuine Parts Company

NOTICE OF 2025 ANNUAL MEETING & PROXY STATEMENT

WE KEEP THE WORLD MOVING

GENUINE PARTS COMPANY
2999 Wildwood Parkway
Atlanta, Georgia 30339

NOTICE OF THE 2025 ANNUAL MEETING OF SHAREHOLDERS
April 28, 2025

TO THE SHAREHOLDERS OF GENUINE PARTS COMPANY:
The 2025 Annual Meeting of Shareholders of Genuine Parts Company, a Georgia corporation, will be held virtually on Monday, April 28, 2025, at 10:00 a.m. eastern time, for the following purposes:
(1)    To elect as directors the twelve nominees named in the attached proxy statement;
(2)    To approve, by a non-binding advisory vote, the compensation of the Company’s named executive officers;
(3)    To approve an amendment to the Genuine Parts Company Amended and Restated Articles of Incorporation to implement a plurality voting standard in contested director elections and remove obsolete director classification provisions;
(4)    To ratify the selection of Ernst & Young LLP as the Company’s independent auditors for the fiscal year ending December 31, 2025; and
(5)    To vote on a shareholder proposal seeking a report on the effectiveness of the Company’s diversity, equity and inclusion efforts;
(6)    To act upon such other matters that may properly come before the meeting or any reconvened meeting following any adjournment thereof.
Information relevant to these matters is set forth in the attached proxy statement. Only holders of record of the Company’s common stock at the close of business on February 19, 2025 will be entitled to vote at the meeting. The live audio webcast of the Annual Meeting will begin promptly at 10:00 a.m. eastern time. Online access to the audio webcast will open 15 minutes prior to the start of the Annual Meeting. We encourage you to access the meeting in advance of the designated start time.
Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to be held on April 28, 2025.
We are pleased to announce that we are delivering your proxy materials for the 2025 Annual Meeting of Shareholders via the Internet. Because we are delivering proxy materials via the Internet, the Securities and Exchange Commission requires us to mail a letter to our shareholders notifying them that these materials are available on the Internet and how these materials may be accessed. This letter, which we refer to as our “Notice and Access Letter,” will be mailed to our shareholders on or about [·], 2025.
Our Notice and Access Letter will instruct you on how to access and review our proxy statement for the 2025 Annual Meeting of Shareholders and our annual report for the fiscal year ended December 31, 2024. It will instruct you on how you may vote your proxy via the Internet, or how you can request a full set of printed proxy materials, including a proxy card to return by mail. If you would like to receive printed proxy materials, you should follow the instructions contained in our Notice and Access Letter. Unless requested, you will not receive printed proxy materials by mail.
To Attend, Vote, and Participate during the virtual Annual Meeting:
You can attend and participate in the 2025 annual meeting of stockholders of Genuine Parts Company (the “Annual Meeting”) online, vote your shares electronically, and submit your questions during the Annual Meeting by visiting www.virtualshareholdermeeting.com/GPC2025. You will need the 16-digit control number included on your Notice of Internet Availability of Proxy Materials (the “Notice”) or proxy card to access the Annual Meeting platform. Smart phone users can point your camera to the QR code provided in your Notice and vote without entering a control number. If you do not have the control number you may attend as a Guest (non-shareholder) but will not have the option to vote or ask questions during the virtual Annual Meeting.

The 2025 Proxy Statement and the 2024 Annual Report to Shareholders are available at:
http://www.proxydocs.com/gpc

By Order of the Board of Directors,

Christopher T. Galla
Atlanta, Georgia	Senior Vice President, General Counsel and Corporate Secretary
[·], 2025
YOUR VOTE IS IMPORTANT!

Whether or not you expect to be present at the meeting, please vote by telephone or internet pursuant to the instructions on the enclosed proxy card or complete, sign, date and return the enclosed proxy card promptly in the enclosed business reply envelope.

Annual Meeting — April 28, 2025

This proxy statement is being furnished to the shareholders of Genuine Parts Company in connection with the solicitation of proxies by the Board of Directors of the Company for use at the Company’s 2025 Annual Meeting of Shareholders to be held on Monday, April 28, 2025, at 10:00 a.m. eastern time and at any reconvened meeting following any adjournment thereof. The Annual Meeting will be held virtually. To access the virtual meeting, go to www.virtualshareholdermeeting.com/GPC2025 and enter a valid control number found on your proxy card, notice of internet availability, or an email previously received from Computershare. If you do not have a control number, you may access the meeting as a Guest.

The live audio webcast of the Annual Meeting will begin promptly at 10:00 a.m. eastern time. Online access to the audio webcast will open 15 minutes prior to the start of the Annual Meeting. We encourage you to access the meeting in advance of the designated start time.

We have designed the format of the Annual Meeting to ensure that our shareholders are afforded the same rights and opportunities to participate as they would at an in-person meeting. After the business portion of the Annual Meeting concludes and the meeting is adjourned, we will hold a Q&A session during which we intend to answer questions submitted during the meeting that are pertinent to the Company, as time permits, and in accordance with our Ground Rules for Conduct of the Shareholder Meeting. On the day of and during the Annual Meeting, you can view our Ground Rules for Conduct of the Shareholder Meeting and submit any questions on www.virtualshareholdermeeting.com/GPC2025. Answers to any appropriate questions not addressed during the meeting will be posted following the meeting on the investor page of our website. Questions and answers will be grouped by topic, and substantially similar questions will be answered only once. To promote fairness, efficiently use the Company’s resources, and ensure all shareholder questions are able to be addressed, we will respond to no more than three questions from any single shareholder.

Beginning one hour prior to and during the Annual Meeting, we will have support available to assist shareholders with any technical difficulties they may have accessing or hearing the virtual meeting. If you encounter any technical difficulty during the virtual meeting, please call [·] (U.S.) or [·] (international) for assistance.

We anticipate that our Notice and Access Letter will first be mailed, and that this proxy statement and the Company’s 2024 annual report to the shareholders, including consolidated financial statements for the year ended December 31, 2024 will first be made available to our shareholders, on or about [·], 2025.
Voting

Shareholders of record can simplify their voting and reduce the Company’s costs by voting their shares via telephone or the Internet. Instructions for voting via telephone or the Internet are set forth on the proxy card. The telephone and Internet voting procedures are designed to authenticate votes cast by use of a personal identification number. These procedures enable shareholders to appoint a proxy to vote their shares and to confirm that their instructions have been properly recorded. If your shares are held in the name of a bank or broker (in “street name”), the availability of telephone and Internet voting will depend on the voting processes of the applicable bank or broker; therefore, it is recommended that you follow the voting instructions on the form you receive from your bank or broker. If you do not choose to vote by telephone or the Internet, please mark your choices on the proxy card and then date, sign and return the proxy card at your earliest opportunity.

All proxies properly voted by telephone or the Internet and all properly executed written proxy cards that are delivered to the Company (and not later revoked) will be voted in accordance with instructions given in the proxy. When voting on the election of directors, you may vote FOR or AGAINST each of the nominees listed in this proxy statement or you may ABSTAIN from voting for one or more of the nominees. When voting on (1) the approval of the compensation of the Company’s named executive officers, (2) an amendment to the Company's Amended and Restated Articles of Incorporation to implement a plurality voting standard in contested director elections and remove obsolete director classification provisions, (3) the ratification of the selection of independent auditors, and (4) the shareholder proposal seeking a report on the effectiveness of the Company's diversity, equity and inclusion efforts, you may vote FOR or AGAINST the proposal or you may ABSTAIN from voting.

2025 Proxy Statement 1

Table of Contents	Voting
You can attend and participate in the 2025 annual meeting of stockholders of Genuine Parts Company (the “Annual Meeting”) online, vote your shares electronically, and submit your questions during the Annual Meeting by visiting www.virtualshareholdermeeting.com/GPC2025. You will need the 16-digit control number included on your Notice of Internet Availability of Proxy Materials (the “Notice”) or proxy card to access the Annual Meeting platform. Smart phone users can point your camera to the QR code provided in your Notice and vote without entering a control number. If you do not have the control number you may attend as a Guest (non-shareholder) but will not have the option to vote or ask questions during the virtual Annual Meeting.

If a signed proxy card is received which does not specify a vote or an abstention, the shares represented by that proxy card will be voted FOR all nominees to the Board of Directors listed in this proxy statement, FOR the proposal to approve the compensation of the Company’s named executive officers, FOR the approval of an amendment to the Company's Amended and Restated Articles of Incorporation to implement a plurality voting standard in contested director elections and remove obsolete director classification provisions. FOR the ratification of the selection of independent auditors for the fiscal year ending December 31, 2025 and AGAINST the shareholder proposal seeking a report on the effectiveness of the Company's diversity, equity and inclusion efforts. The Company is not aware, as of the date hereof, of any matters to be voted upon at the Annual Meeting other than those stated in this proxy statement and the accompanying Notice of 2025 Annual Meeting of Shareholders. If any other matters are properly brought before the Annual Meeting, the enclosed proxy card gives discretionary authority to the persons named as proxies to vote the shares represented thereby in their discretion.

If you hold your shares in street name and you do not instruct your bank or brokerage firm in accordance with their directions on how to vote your shares prior to the date of the Annual Meeting, your bank or brokerage firm cannot vote your shares (referred to as “broker non-votes”) on the following proposals: “Proposal 1 — Election of Directors”, “Proposal 2 — Advisory Vote on Executive Compensation”, "Proposal 3 — Approval of Amendment to the Company's Amended and Restated Articles of Incorporation to Implement a Plurality Voting Standard in Contested Director Elections and Remove Obsolete Director Classification Provisions" and "Proposal 5 — Shareholder Proposal Seeking a Report on the Effectiveness of the Company’s Diversity, Equity and Inclusion Efforts”. Such shares will be considered “broker non-votes” and will not affect the outcome of these votes, with the exception of "Proposal 3 - Approval of Amendment to the Company's Amended and Restated Articles of Incorporation to Implement a Plurality Voting Standard in Contested Director Elections and Remove Obsolete Director Classification Provisions", in which broker non-votes will have the same affect as a vote AGAINST the proposal. However, your bank or brokerage firm may vote your shares in its discretion on “Proposal 4 — Ratification of Selection of Independent Auditors” if you do not provide voting instructions.

A shareholder of record who submits a proxy pursuant to this solicitation may revoke it at any time prior to its exercise at the Annual Meeting. Such revocation may be by delivery of written notice to the Corporate Secretary of the Company at the Company’s address shown above, by delivery of a proxy bearing a later date (including a later vote by telephone or the Internet), or by voting in person at the Annual Meeting. Street name holders may revoke their proxies prior to the Annual Meeting by following the procedures specified by their bank or brokerage firm.

Only holders of record of the Company’s common stock at the close of business on the record date for the Annual Meeting, which is February 19, 2025, are entitled to vote at the Annual Meeting. Persons who hold shares of common stock in street name as of the record date may vote at the Annual Meeting only if they hold a valid proxy from their bank or brokerage firm. At the close of business on February 19, 2025, [·] shares of the Company's common stock were outstanding and entitled to vote at the Annual Meeting.

On each proposal presented for a vote at the Annual Meeting, each shareholder is entitled to one vote per share of common stock held as of the record date. A quorum for the purposes of all matters to be voted on shall consist of shareholders representing, in person or by proxy, a majority of the outstanding shares of common stock entitled to vote at the Annual Meeting. Shares represented at the Annual Meeting that are abstained from voting and broker non-votes will be considered present for purposes of determining a quorum at the Annual Meeting. If less than a majority of the outstanding shares of common stock are represented at the Annual Meeting, a majority of the shares so represented may adjourn the Annual Meeting to another date, time or place to allow for the solicitation of additional proxies or other measures to obtain a quorum.

The vote required for the (1) election of directors, (2) approval of executive compensation, (3) ratification of the selection of independent auditors, and (4) approval of the shareholder proposal seeking a report on the effectiveness of the Company's diversity, equity and inclusion efforts is the affirmative vote of a majority of the shares of common stock outstanding and entitled to vote on such proposal which are represented at the Annual Meeting. The vote required for the approval of an amendment to the Company's Amended and Restated Articles of Incorporation to implement a plurality voting standard in contested director elections and remove obsolete director classification provisions is the affirmative vote of a majority of the shares of common stock outstanding and entitled to vote on such proposal. Because abstentions will
2025 Proxy Statement 2

Table of Contents	Voting
be considered as present and entitled to vote at the Annual Meeting but will not be voted “for” these proposals, they will have the same effect as votes “against” these proposals.

Although the advisory vote on executive compensation is non-binding as provided by law, the Company’s Board of Directors will review the results of the vote and take it into consideration when making future determinations concerning executive compensation.
2025 Proxy Statement 3

Table of Contents	Proposal 1 Election of Directors
Proposal 1
Election of Directors

Messrs. Gary Fayard and Johnny Johns and Mses. Betsy Camp and Wendy Needham have each reached the mandatory retirement age for Board members and will therefore not be standing for re-election at the 2025 Annual Meeting. We would like to take this opportunity to thank each of these directors for their many contributions and years of outstanding service on behalf of the Company, the Board of Directors and our shareholders.

The Board of Directors of the Company currently consists of fifteen directors, including Messrs. Fayard and Johns and Mses. Camp and Needham. The Board has approved the recommendation of its Nominating and ESG Committee to nominate the twelve nominees named below, which includes a new nominee, Laurie Schupmann and each of whom, if elected, will serve as directors until the 2026 Annual Meeting of Shareholders and the election and qualification of their successors. In connection therewith, the size of the Board will be reduced from fifteen directors to twelve directors immediately following the 2025 Annual Meeting.
In the event that any nominee is unable to serve (which is not anticipated), the Board of Directors may:
•    designate a substitute nominee, in which case persons designated as proxies will cast votes for the election of such substitute nominee;
•    allow the vacancy to remain open until a suitable candidate is nominated; or
•    adopt a resolution to decrease the size of the Board.
If any incumbent director nominee in an uncontested election fails to receive the required affirmative vote of the holders of a majority of the shares outstanding and entitled to vote which are represented at the Annual Meeting, the director will promptly tender his or her resignation to the Chairman of the Board of Directors and the Chairman of the Nominating and ESG Committee. If an incumbent director tenders his or her resignation, the Nominating and ESG Committee shall review such offer to resign and make a recommendation to the Board of Directors regarding acceptance of the offer. The Board of Directors, taking into account the Nominating and ESG Committee's recommendation, will determine whether to accept or reject such resignation, or what other action should be taken, within 90 days from the date of the certification of the Annual Meeting election results. Our Amended and Restated Articles of Incorporation further provide that a director shall serve on the Board of Directors until his or her successor is elected and qualified or until his or her earlier resignation, retirement, disqualification, removal from office or death. If the director resigns, the Board of Directors may:
•    immediately fill the resulting vacancy;
•    allow the vacancy to remain open until a suitable candidate is appointed; or
•    adopt a resolution to decrease the size of the Board.
The Board of Directors unanimously recommends that Shareholders vote "For" the election of all the Director nominees.
Set forth below is certain information about each of the twelve director nominees, including the experience, qualifications, attributes and skills that our Board of Directors believes makes them well qualified to serve as directors. Information about our director independence requirements, our director nominating process, our board leadership structure, a Board Matrix, and other corporate governance matters can be found in the “Corporate Governance” section.

2025 Proxy Statement 4

Table of Contents	Proposal 1 Election of Directors
Nominees for Director

Richard Cox, Jr.	Background	Qualifications
Director Since 2020 Independent Director Age 55 Committee • Audit
Mr. Cox is Senior Vice President - Airport Customer Service at Delta Airlines, a position he has held since October 2024. Mr. Cox previously served as Senior Vice President - Reservation Sales and Customer Care at Delta beginning in August 2022. Prior to joining Delta, Mr. Cox served as Chief Information Officer for Cox Enterprises and had been in that role since 2019. Mr. Cox joined Cox Automotive, a subsidiary of Cox Enterprises, in 2013, where he held several leadership positions including Vice President of Client Performance and Vice President of Business Operations and Customer Care. In 2018, the Mayor of Atlanta requested Cox Enterprises to allow Mr. Cox to serve as the city’s Chief Operating Officer as an executive on-loan. For 15 months, Mr. Cox provided executive oversight and directed internal operations for the city’s departments and agencies. Prior to joining Cox Automotive, Mr. Cox was CEO and President of Jones International University and prior to that, he served as Vice President of Customer Experience at Orbitz Worldwide, a leading online travel company. Mr. Cox began his career at Worldspan, a travel technology and content provider, and held several positions during his 11-year tenure at Worldspan.
Mr. Cox has over two decades of experience in technology and business operations. His experience at Delta Airlines, Cox Automotive, Orbitz, and Worldspan in a variety of leadership roles are highly valuable to the Company. During Mr. Cox’s tenure as the city of Atlanta’s COO, he led the city through the largest cyber attack of a U.S. municipality and successfully implemented the largest ever citywide shift to the cloud. Mr. Cox’s understanding of cyber and IT risk as well as data privacy is instrumental as a member of the Audit Committee. His significant experience in information technology, the automotive business, and his expertise in strategy, operations, customer care, analytics, business intelligence, security and technical services makes him a valuable asset to our Board and Audit Committee.

Paul D. Donahue	Background	Qualifications
Non- Executive Chairman Director Since 2012 Age 68 Committee • Executive
Paul D. Donahue is the Non-Executive Chairman for the Company, a role that became effective in January 2025. Prior to that, Mr. Donahue served as the Company's Executive Chairman from June 2024 to January 2025. In April 2019 the Board of Directors appointed him as Chairman and, in May 2016, he was named Chief Executive Officer. He served as President of the Company from January 2012 until May 2016. President of the Company’s U.S. Automotive Parts Group from July 2009 to February 2016, and as Executive Vice President of the Company from August 2007 until his appointment as President of the U.S. Automotive Parts Group. In addition, between 2004 and 2007, Mr. Donahue served as President and Chief Operating Officer of S. P. Richards Company, a former wholly-owned subsidiary of the Company. Mr. Donahue was a director of Truist Financial Corporation from 2019-2023, and served as a member of the Compensation and Human Capital Committee as well as the Trust Committee. Mr. Donahue is currently standing for election as a director of Rollins, Inc.
Mr. Donahue has 20+ years of successful operating and management experience with the Company, which has included extensive involvement with numerous operating divisions within the Company. Prior to joining the Company, Mr. Donahue spent 24 years with a publicly traded consumer products manufacturer. While there, he successfully held a number of sales, marketing, operations and executive positions. Mr. Donahue’s proven leadership and experience have contributed to the success of the Company and are beneficial to our Board. His experience and knowledge gained from his service on the Truist Board and Committees also brings great value to our Board.

2025 Proxy Statement 5

Table of Contents	Proposal 1 Election of Directors

P. Russell Hardin	Background	Qualifications
Director Since 2017 Independent Director Age 67 Committee • Nominating and ESG (Chair)	P. Russell Hardin is a Trustee of the Robert W. Woodruff Foundation. Prior to January 2025, Mr. Hardin served as President of the Robert W. Woodruff Foundation, the Joseph B. Whitehead Foundation, the Lettie Pate Evans Foundation and the Lettie Pate Whitehead Foundation. These foundations manage approximately $11 billion in assets and distribute approximately $400 million in grants each year which support Georgia’s institutions in the areas of education, health, human welfare, the environment, community and economic development, philanthropy and volunteerism, and the arts. Mr. Hardin joined the Foundation’s staff in 1988 and was named President in 2006. Prior to his work at the Foundation, Mr. Hardin practiced law with the Atlanta firm of King & Spalding. Mr. Hardin is a director of Rollins Inc. and serves on its Nominating and Corporate Governance Committee.	Mr. Hardin offers the Board extensive experience in the areas of finance, philanthropy, governance, and law. Mr. Hardin’s leadership at the Robert W. Woodruff Foundation and related foundations, as well as his service a director of Rollins, Inc., as trustee of Northwestern Mutual Life Insurance, and a director on the Truist Bank Atlanta Advisory Council bring financial, governance and management expertise that contribute to both our Board and as Chair of the Nominating and ESG Committee.

John R. Holder	Background	Qualifications
Director Since 2011 Independent Director Age 70 Committee • Compensation and Human Capital	John R. Holder is Chairman of Holder Properties, a commercial and residential real estate development, leasing, and management company based in Atlanta. Mr. Holder has held the position of Chairman since 1989 and served as Chief Executive Officer from 1980-2023. He is also a director of Oxford Industries, Inc. and is a member of its Audit Committee.	Mr. Holder brings to the Board his strategic leadership in the growth of Holder Properties, which has been involved in the development of over 110 commercial buildings valued in excess of $4 billion, as well as his extensive involvement in the areas of financial and marketing management. His service as the Chairman and CEO of Holder Properties, together with various board affiliations, including as director and Audit Committee member of publicly traded Oxford, Industries, Inc., an apparel company, have given him leadership experience, business acumen and financial literacy that is beneficial to our Board and Compensation and Human Capital Committee.

Donna W. Hyland	Background	Qualifications
Director Since 2015 Independent Director Age 64 Committee • Compensation and Human Capital (Chair)	Donna W. Hyland is President and Chief Executive Officer of Children’s Healthcare of Atlanta and has served in that role since June 2008. Prior to that role, she was the Chief Operating Officer of Children’s Healthcare of Atlanta from January 2003 to May 2008 and the Chief Financial Officer from February 1998 to December 2002. She serves as a director of Cousins Properties, Inc. and serves as Chair of its Audit Committee and as a member of its Compensation and Human Capital and Executive Committees.	Ms. Hyland offers our Board extensive knowledge of the health care industry as President and Chief Executive Officer of Children’s Healthcare of Atlanta. Her previous experience as COO and CFO of Children’s, as well as her experience on many non-profit boards brings a wide range of business and accounting experience to our board. Ms. Hyland also serves as a director at Cousins Properties, Inc., a publicly traded real estate company, and additionally serves as Chair and a financial expert on the Cousins’ Audit Committee and as a member of its Compensation and Human Capital Committee. Ms. Hyland’s service as a financial expert on a public company audit committee provides a wealth of experience that she has brought to our Board and as Chair of the Compensation and Human Capital Committee.

2025 Proxy Statement 6

Table of Contents	Proposal 1 Election of Directors

Jean-Jacques Lafont	Background	Qualifications
Director Since 2020 Age 65	Jean-Jacques Lafont is the Co-Founder and Executive Chairman of Alliance Automotive Group, an entity that was acquired by the Company in 2017. Prior to his current role as Executive Chairman, Mr. Lafont was Chief Executive Officer of Alliance Automotive Group. Mr. Lafont co-founded Alliance Automotive Group in 1991 and spent 30 years building that business from the ground up. Prior to founding Alliance Automotive Group, Mr. Lafont spent six years working for Hewlett Packard Europe in various management roles.	Mr. Lafont is an industry veteran having spent over 30 years in the automotive aftermarket industry. Mr. Lafont has a deep understanding of the sales, operations, finance, strategic planning, and global sourcing aspects of the automotive aftermarket landscape in Europe and is highly beneficial to the strategic planning function of the Board, especially as it relates to the global automotive business. Mr. Lafont is also Non-Executive Chairman of the Supervisory Board of BME, a leading European building materials, sanitary and plumbing products distributor recently acquired by Blackstone. Mr. Lafont brings a wealth of international experience to our Board.

Robert C. “Robin” Loudermilk, Jr.	Background	Qualifications
Director Since 2010 Independent Director Age 65 Committee • Nominating and ESG	Robert C. “Robin” Loudermilk, Jr. is President and Chief Executive Officer of The Loudermilk Companies, LLC, a real estate management company, a position he has held since January 1, 2012. Previously he served as President of Aaron’s Inc., a furniture, electronics and home appliance retailer from 1997 through November 2011 and as Chief Executive Officer of Aaron’s Inc. from 2008 through November 2011. He also served in various other positions at Aaron’s Inc., including service as the Chief Operating Officer from 1997 until 2008. Mr. Loudermilk also previously served as a director of Aaron’s Inc.	Mr. Loudermilk offers extensive knowledge of the real estate industry, as founder and CEO of a real estate management company in Atlanta. He also has over 25 years of experience working with a public company in various positions, including CEO, and over 10 years as an experienced senior executive. Mr. Loudermilk’s operational, financial and management expertise and expansive knowledge of a multi-store retail business are a significant contribution to our Board and Nominating and ESG Committee.

Juliette W. Pryor	Background	Qualifications
Director Since 2021 Independent Director Age 60 Committee • Nominating and ESG	Juliette W. Pryor is Chief Legal Officer and Corporate Secretary of Lowe's Companies, Inc. where she leads the legal, compliance, government affairs, corporate sustainability, enterprise risk management and privacy functions. Previously, from 2020-2023, she served as General Counsel and Corporate Secretary of Albertsons Companies, a Fortune 100 grocery retailer, where she was responsible for the company’s legal, compliance, and government affairs functions. From 2016 to June 2020, Ms. Pryor served as General Counsel and Corporate Secretary for Cox Enterprises, a $20 billion family-owned conglomerate that operates in the communications, media and automotive sectors. Ms. Pryor previously worked at US Foods from 2005-2016. Before US Foods, Ms. Pryor served as General Counsel for telecom start up e.spire Communications, and she began her career in private practice with Skadden Arps, Slate, Meagher & Flom LLP.	Ms. Pryor is a skilled public and private company c-suite executive with 30 years of business experience. Ms. Pryor has deep experience in the board room of multiple corporations, providing key leadership in IPOs, multi-billion-dollar divestitures and acquisitions, corporate restructurings, and entity transformations. Her knowledge and experience in the legal, compliance, regulatory, audit, human resources, public policy, diversity and inclusion, and corporate governance areas combined with her wealth of expertise in retail, distribution and automotive services make her a valuable addition to our Board and the Nominating and ESG Committee.

2025 Proxy Statement 7

Table of Contents	Proposal 1 Election of Directors

Darren Rebelez	Background	Qualifications
Director Since 2023 Independent Director Age 59 Committee • Nominating and ESG	Darren Rebelez is the Chairman, President and Chief Executive Officer of Casey’s, a Fortune 500 public company, which operates over 2,400 convenience stores throughout the Midwest and Southern U.S. Prior to joining Casey’s in 2019, Mr. Rebelez served as the President of IHOP Restaurants from 2015-2019, a unit of Dine Brands Global, Inc. While leading IHOP, the company grew to become the largest full service restaurant brand in the U.S. Previous to IHOP, Mr. Rebelez worked at 7-Eleven, the world’s largest convenience store chain, as Executive Vice President and Chief Operating Officer. Before 7-Eleven, Mr. Rebelez held numerous leadership roles within ExxonMobil Corporation. Preceding his civilian career, Mr. Rebelez was an Army Ranger and Gulf War veteran. Mr. Rebelez also served as a director of Globe Life, Inc., a public life insurance company, where he chaired many of its committees over his 13-year tenure.	As CEO of the third largest convenience retailer and fifth largest pizza chain in the U.S., Mr. Rebelez offers a wealth of experience from his career as a senior executive in the convenience, restaurant and fuel industries. Mr. Rebelez's knowledge and experience include brand modernization, M&A, digital transformation, e-commerce, and ESG. His past executive experience at large public companies, as well as his tenure as a director of a public insurance company bring a wealth of knowledge and expertise to our Board and the Nominating and ESG Committee.

Laurie Schupmann	Background	Qualifications
Independent Director Nominee Financial Expert Age 62	Prior to her retirement in 2023, Laurie Schupmann spent 39 years with PwC, an audit and assurance, consulting and tax advisory firm, serving in various leadership roles of increasing responsibility, including as a Global Client Partner from October 1995 to June 2023.	Ms. Schupmann is a skilled advisor with extensive accounting, auditing, internal control, and SEC reporting experience. At PwC, Ms. Schupmann provided expertise and insight to senior executives and boards of directors in the resolution of numerous complex matters, including advising on acquisitions and divestitures, the standardization and centralization of accounting, control and compliance processes, governance and enterprise risk management activities, internal audit function optimization, enterprise systems implementations, and financial accounting and reporting compliance and quality. Her knowledge and experience in advising publicly traded companies on critical financial and accounting matters make her a valuable addition to the Board and the Audit Committee.

William P. Stengel, II	Background	Qualifications
Director Since 2024 Age 47	William P. Stengel, II is the President and CEO of the Company, a role he was appointed to in June 2024. Prior to that, Mr. Stengel served as President and Chief Operating Officer of the Company from January 2023 to June 2024, President of the Company from January 2021 to January 2023 and Executive Vice President and Chief Transformation Officer of the Company from November 2019 to January 2021. Before joining the Company, Mr. Stengel worked for HD Supply, an Atlanta-based industrial distributor, where he held positions with HD Supply Facilities Maintenance as President and Chief Executive Officer, Chief Operating Officer, Chief Commercial Officer, and Senior Vice President, Strategic Business Development and Investor Relations, from June 2013 to October 2018.	As the Company’s President and CEO, Mr. Stengel is the leader of our Company and possesses intimate knowledge of our businesses and their industries, as well as considerable experience in senior management. He brings significant financial, operational and strategic expertise of the Company, which are utilized by, and a valuable addition to, our Board.

2025 Proxy Statement 8

Table of Contents	Proposal 1 Election of Directors

Charles K. Stevens, III	Background	Qualifications
Director Since 2024 Independent Director Age 65 Committee • Audit	Prior to his retirement in 2019, Charles K. Stevens, III spent over thirty years at General Motors Company, a global automotive company, serving in various leadership positions of increasing responsibility, including as Executive Vice President and Chief Financial Officer from 2014-2018, Chief Financial Officer of GM North America from 2010-2014 and Chief Financial Officer of GM de Mexico from 2008-2010. Mr. Stevens serves as a director of Flex Ltd. and serves as Chair of its Audit Committee and as a member of its Nominating and Corporate Governance Committee, and Masco Corporation and serves as Chair of its Audit Committee, and a member of its Compensation and Talent Committee. Mr. Stevens previously served as a director of Tenneco Inc. and Eastman Chemical Company.	Mr. Stevens brings to the Board his extensive knowledge and understanding in the areas of finance, accounting and the U.S. and global automotive industries as a former executive and chief financial officer of a global automotive company, where he was responsible for developing and executing business strategies to drive profitable growth. Mr. Stevens is also a seasoned public company director, including service as an audit committee chair, which has provided him further leadership experience, business acumen and financial literacy, all of which makes him a valuable addition to our Board and the Audit Committee.

Board Matrix

Experience	Cox	Donahue	Hardin	Holder	Hyland	Lafont	Loudermilk	Pryor	Rebelez	Schupmann*	Stengel	Stevens
Finance/Accounting	●		●	●	●	●				●	●	●
Distribution/Supply Chain	●	●				●	●	●	●		●
Automotive	●	●				●					●	●
Government/Regulatory	●							●		●
Legal			●					●
CEO/Leadership	●	●	●	●	●	●	●		●		●
Technology	●										●
International	●	●				●			●	●	●	●
Public Co. Board(s)	●	●	●	●	●		●		●			●
Independent	●		●	●	●		●	●	●	●		●
*Director Nominee

Tenure/ Age/ Gender/ Diversity	Cox	Donahue	Hardin	Holder	Hyland	Lafont	Loudermilk	Pryor	Rebelez	Schupmann*	Stengel	Stevens
Years on the Board	5	13	8	14	10	5	15	4	2	0	0	1
Age	55	68	67	70	64	65	65	60	59	62	47	65
Gender	M	M	M	M	F	M	M	F	M	F	M	M
Race/Ethnicity	●							●	●
Nationality						●
*Director Nominee

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Table of Contents	Corporate Governance
Corporate Governance
Independent Directors
The Company’s common stock is listed on the New York Stock Exchange under the symbol “GPC.” The NYSE requires that a majority of the directors, and all of the members of certain committees of the board of directors be “independent directors,” as defined in the NYSE corporate governance standards. Generally, a director does not qualify as an independent director if the director (or in some cases, members of the director’s immediate family) has, or in the past three years has had, certain material relationships or affiliations with the Company, its external or internal auditors, or other companies that do business with the Company. The Board has affirmatively determined that nine of the twelve director nominees have no direct or indirect material relationships with the Company that would impair their independence and therefore are independent directors according to the NYSE rules and the Company's Corporate Governance Guidelines.

The independent directors and director nominees for election at the 2025 Annual Meeting of Shareholders are: Richard Cox, Jr., P. Russell Hardin, John R. Holder, Donna W. Hyland, Robert C. “Robin” Loudermilk, Juliette W. Pryor, Darren Rebelez, Laurie Schupmann, and Charles K. Stevens III.

Mr. Richard Cox, a director since 2020, joined Delta Air Lines, Inc. (“Delta”) in August 2022, where he currently serves as Senior Vice President - Airport Customer Service. The Company has a long-standing and ordinary course vendor relationship with Delta and, in connection therewith, maintains automotive parts and supply locations on-site at multiple Delta facilities to better serve Delta’s ground vehicles. This relationship was reviewed and considered by the Board and was determined to be immaterial since (i) the amounts involved in this relationship did not exceed the greater of $1 million or 2% of Delta’s consolidated gross revenues, (ii) the Company has had a long-standing relationship with Delta prior to Mr. Cox joining the Company’s Board of Directors in 2020 and (iii) Mr. Cox became a director of the Company in 2020 prior to his joining Delta in 2022.

Governance Highlights

The Board is committed to creating long-term value for our shareholders while operating in an ethical and socially responsible manner. Highlights of our corporate governance structure are as follows:

•Nine of twelve director nominees are independent.
•The Board has added six new directors since 2020, with another new director nominated for election at the 2025 Annual Meeting.
•Board Committees are composed exclusively of independent directors.
•We have a Lead Independent Director, elected by the independent members of the Board, who is available for consultation and direct communication with our shareholders.
•Independent directors met in executive sessions chaired by the Lead Independent Director at all regularly scheduled Board meetings in 2024.
•All of our directors are elected annually.
•We have a majority vote requirement for uncontested director elections, supported by a director resignation policy for incumbent directors who fail to receive a majority vote.
•We do not have a poison pill.
•Our executive officers and directors are all subject to robust stock ownership requirements.
•We have instituted anti-hedging and pledging policies applicable to our directors and executive officers.
•We have a Board-adopted Human Rights Policy.
•We have a Board-adopted Political Contributions Policy.
•We conduct annual, proactive shareholder engagement on ESG topics.

Corporate Governance Guidelines and Committee Charters

The Board of Directors has adopted Corporate Governance Guidelines that give effect to the NYSE’s requirements related to corporate governance and various other corporate governance matters. In February 2025, the Board of Directors, upon the recommendation of the Nominating and ESG Committee, approved the addition of a director resignation policy to the Corporate Governance Guidelines, pursuant to which any incumbent director who fails to receive the affirmative vote of a majority of the shares entitled to vote at an annual meeting of shareholders will promptly tender his or her resignation to the Chairman of the Board of Directors and the Chairman of the Nominating and
ESG Committee. If an incumbent director tenders his or her resignation, the Nominating and ESG Committee shall review such offer to resign and make a recommendation to the Board of Directors regarding acceptance of
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the offer. The Board of Directors, taking into account the Nominating and ESG Committee’s recommendation, will determine whether to accept or reject such resignation, or what other action should be taken, within 90 days from the date of the certification of election results. Additionally, the Board of Directors, upon the recommendation of the Nominating and ESG Committee, also approved revisions to the Corporate Governance Guidelines to provide that the lead independent director shall serve a three-year term, commencing as of the date of the independent director’s election as the lead independent director. The Company’s Corporate Governance Guidelines, as well as the charters of the Compensation and Human Capital Committee, the Nominating and ESG Committee and the Audit Committee, are available on the Company’s website at www.genpt.com.

Non-Management Director Meetings and Lead Independent Director
Pursuant to the Company’s Corporate Governance Guidelines, the Company’s non-management directors meet separately from the other directors in scheduled executive sessions at least four times annually and at such other times as may be scheduled by the Chairman of the Board or by the lead independent director or as may be requested by any non-management director.
The independent directors serving on the Company’s Board of Directors re-appointed John D. Johns to serve as the Board’s lead independent director in April 2024, and he has served in this role since April 2017. As the lead independent director, during 2024, Mr. Johns presided at all meetings of non-management and independent directors and served as a liaison between the Chief Executive Officer and the non-management and independent directors. During 2024, the independent directors held four meetings without management present. Mr. Johns presided over all of these meetings.
In connection with Mr. Johns’ retirement from the Board at the 2025 Annual Meeting, the independent directors intend to appoint a new lead independent director promptly.

Board Leadership Structure

The Board has strong governance structures and processes in place to ensure the independence of the Board. The Company’s Corporate Governance Guidelines allow the independent directors flexibility to split up or combine the roles of Chairman and CEO. The directors annually review the Board’s leadership structure to determine the structure that is in the best interests of the Company and its shareholders. In June 2024, the Board appointed Mr. Donahue, to serve as Executive Chairman of the Board in connection with his retirement as the Company's Chief Executive Officer, and the Board further approved his transition to Non-Executive Chairman of the Board, effective January 1, 2025. In his role as Non-Executive Chairman of the Board, Mr. Donahue sets the strategic priorities for the Board (with input from the lead independent director), presides over its meetings and communicates its strategic findings and guidance to management.
As noted earlier, Mr. Johns has served as the Board's lead independent director since April 2017. In connection with Mr. John's retirement at the 2025 Annual Meeting, the Board intends to appoint a new lead independent director promptly. Our lead independent director is responsible for facilitating Board involvement in material matters of the Company, ensuring that the Board is addressing major strategic and operational initiatives, reviewing information to be provided to the Board, consulting with directors, the CEO, and Company management, representing the Board in consultations and direct communications with our shareholders and other key stakeholders, as well as presiding at executive sessions of the Board. With a supermajority of independent directors, all Board Committees composed entirely of independent directors, and a lead independent director to oversee meetings of the non-management directors, the Company’s Board of Directors is comfortable that its current leadership structure provides for an appropriate balance that best serves the Company and its shareholders. The Board of Directors periodically reviews its leadership structure to ensure that it remains the optimal structure for the Company.

Director Nominating Process
Shareholders may recommend a director nominee by writing to the Corporate Secretary specifying the nominee’s name and the other required information as set forth in the Company’s By-laws. The By-laws require, among other things, that the shareholder making the nomination: (1) notify us in writing no later than the close of business on the 90th day and no earlier than the close of business on the 120th day prior to the first anniversary of the date of the Company’s notice of annual meeting sent to shareholders in connection with the previous year’s annual meeting; (2) include certain information about the nominee, including his or her name, occupation and Company share ownership; (3) include certain information about the shareholder proponent and the beneficial owner, if any on whose behalf the nomination is made, including such person or entity’s name, address, Company share ownership and certain other information regarding the relationship between the shareholder and beneficial owner, if applicable, and any derivative or hedging positions in Company securities; and (4) update the required information as of the record date and after any subsequent change. The notice must comply with all requirements of the By-laws and, if the nomination is to be included in next year’s proxy statement,
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the requirements of Exchange Act Rule 14a-18 must be timely received by the Corporate Secretary at Genuine Parts Company, 2999 Wildwood Parkway, Atlanta, Georgia 30339.
The Company’s By-laws provide that whenever the Board of Directors solicits proxies with respect to the election of directors at an annual meeting of shareholders, subject to certain requirements, a shareholder, or a group of up to 20 shareholders, owning 3% or more of the Company’s outstanding common stock continuously for at least three years can require the Company to include in its proxy materials for such annual meeting director nominations for up to the greater of (i) 20% of the number of directors up for election, rounding down to nearest whole number, or (ii) two directors. Shareholder requests to include shareholder nominees in the Company’s proxy materials for the 2025 Annual Meeting of Shareholders must be received by the Corporate Secretary no earlier than [·], 2025 and no later than [·], 2025 and must satisfy the requirements specified in the Company’s By-laws.

The Company’s Board of Directors has established the following process for the identification and selection of candidates for director. The Nominating and ESG Committee, in consultation with the Chairman of the Board, annually reviews the appropriate experience, skills, background and characteristics required of Board members in the context of the current membership of the Board to determine whether the Board would be enhanced by the addition of one or more directors. This review includes, among other relevant factors in the context of the perceived needs of the Board at that time, issues of experience, reputation, background, judgment, and skills.

The Nominating and ESG Committee considers all appropriate candidates proposed by management, directors and shareholders. Information regarding potential candidates is presented to the Nominating and ESG Committee, and the Committee evaluates the candidates based on the needs of the Board at that time. Potential candidates are evaluated according to the same criteria, regardless of whether the candidate was recommended by shareholders, the Nominating and ESG Committee, another director, Company management, a search firm or another third party. The Nominating and ESG Committee then submits any recommended candidate(s) to the full Board of Directors for approval and recommendation to the shareholders for election at the Company’s annual meeting of shareholders.
The Company’s Board of Directors is composed of individuals with diverse experience at policy-making levels in a variety of businesses, as well as in non-profit organizations, in areas that are relevant to the Company’s operations and activities. The Board believes that a variety and balance of perspectives on the Board results in more thoughtful and robust deliberations and, ultimately, better decisions. Therefore, each director nominee was nominated for election at the 2025 Annual Meeting of Shareholders on the basis of the unique experience, background, qualifications, attributes and skills that he or she brings to the Board, as well as how those factors blend with those of the others on the Board as a whole.

This year, in furtherance of these important considerations, and in connection with its annual review and recommendation of candidates to serve as nominees to the Board, the Board considered, among other things, the following factors regarding the re-nomination of Messrs. Donahue, Holder and Loudermilk in light of the Board’s policy that non-management directors serve for no more than twelve years:
•their extensive knowledge of the Company and the industries in which it operates;
•their effective and professional leadership, including, with respect to Mr. Donahue, his prior service as the Company’s Chief Executive Officer;
•their diversity of experiences, skills and backgrounds; and
•their desire and ability to continue to guide and serve the Company.

To that end, the success of such refreshment efforts was also recognized in light of the fact that five new independent directors will have been added to the Board since 2020 (assuming the election of Ms. Schupmann at the 2025 Annual Meeting). After considering these factors, the Board of Directors determined that it was in the best interests of the Company and its shareholders to nominate the twelve director nominees identified in Proposal 1 beginning on page 4 of this proxy statement.
Corporate Culture
Developing our people and sustaining our culture are important priorities for our Company. We promote an inclusive, and innovative culture that encourages and embraces different ideas and perspectives. We strive to ensure our teammates reflect our global customer base. The Company is committed to creating a welcoming environment where all teammates have opportunities to grow and feel a sense of belonging, regardless of gender, sex, race, color, religion, national origin, age, disability, veteran status, sexual orientation, gender expression or experiences. To support our talent initiatives and
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priorities, recruitment, training, talent development and succession planning is discussed regularly by management and the Nominating and ESG Committee as well as the Compensation and Human Capital Committee.
Talent Development and Succession Planning
The Compensation and Human Capital Committee oversees the development and implementation of succession plans for the senior management team. The process includes the President and CEO and Executive Vice President and Chief People Officer undertaking a full review of performance and development of senior leaders across the organization, and they then present and discuss with the Compensation and Human Capital Committee their evaluations and recommendations for senior management development and succession on a regular basis. The Compensation and Human Capital Committee also assists the Board with oversight of management succession planning and the topic is discussed regularly during the executive session of Compensation and Human Capital Committee meetings.
Communications with the Board
The Company’s Corporate Governance Guidelines provide for a process by which shareholders or other interested parties may communicate with the Board, a Board committee, the lead independent director, the non-management directors as a group, or individual directors. Shareholders or other interested parties who wish to communicate with the Board, a Board committee or any such other individual director or directors may do so by sending written communications addressed to the Board of Directors, a Board committee or such individual director or directors, c/o Corporate Secretary, Genuine Parts Company, 2999 Wildwood Parkway, Atlanta, Georgia 30339. This information is also available on the Company’s website at www.genpt.com. All communications will be compiled by the Secretary of the Company and forwarded to the members of the Board to whom the communication is directed or, if the communication is not directed to any particular member(s) of the Board, the communication shall be forwarded to all members of the Board of Directors.
Board of Directors and Committee Evaluations
In 2024, the Board and each of its committees conducted an annual self-evaluation process, which includes a qualitative assessment by each director of the performance of the Board and the committee or committees on which each director sits. The results of the self-evaluation process, and any recommendations for improvement in connection therewith, were reported to and discussed by the Board. The Board and each of its committees use the results and recommendations stemming from this self-evaluation process to support the Board’s oversight function, enhance its role as a strategic partner with management and improve its governance processes.
Board Oversight of Risk
The Company’s Board of Directors recognizes that, although risk management is primarily the responsibility of the Company’s management team, the Board plays a critical role in the oversight of risk. The Board believes that an important part of its responsibilities is to assess the major risks the Company faces and review the Company’s options for monitoring, mitigating, and controlling these risks. The Board assumes responsibility for the Company’s overall risk assessment.
The Board as a whole examines specific business risks in its regular reviews of the individual business units and also on a Company-wide basis as part of its regular strategic reviews. In addition to periodic reports from three committees (discussed below) about risks, the Board receives presentations throughout the year from various business units and management that include discussion of significant risks specific to such business unit. Periodically, at Board meetings, management discusses matters of particular importance or concern, including any significant areas of risk requiring Board attention.
The Audit Committee has specific responsibility for oversight of risks associated with financial accounting and audits, internal control over financial reporting, and information technology and cyber security risk. The Audit Committee monitors and reviews applicable enterprise risks identified as part of the Company’s enterprise risk management program, including the Company’s risk assessment and management policies, the Company’s major financial risk exposure and cyber and information security exposure and the steps taken by management to monitor and mitigate such exposure. The Audit Committee receives regular updates specific to the Company’s cyber security program and IT security risk, including descriptions of mitigation and incident response plans and overviews of awareness and training programs. The full Board receives periodic updates from the Audit Committee Chair on cyber security and IT security risk and mitigation strategies and also receives periodic updates directly from the Chief Information and Digital Officer and Chief Information Security Officer.

The Compensation and Human Capital Committee oversees the risks relating to the Company’s compensation policies and practices, management development, talent strategy and leadership succession. The Compensation and Human Capital Committee annually reviews with management the design and operation of the Company’s incentive compensation arrangements for all employees, including executive officers, for the purpose of determining whether such programs might encourage inappropriate risk-taking that could have a material adverse effect on the Company. In
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advance of such review, the Company identifies internal and external factors that comprise the Company’s primary business risks, and management compiles an inventory of incentive compensation arrangements, which are then summarized for the Compensation and Human Capital Committee and reviewed for the purpose of identifying any aspects of such programs that might encourage behaviors that could exacerbate the identified business risks. In conducting this assessment for 2024, the Compensation and Human Capital Committee considered the performance objectives and target levels used in connection with these incentive awards and also the features of the Company’s compensation program that are designed to mitigate compensation-related risk. Based on such assessment, the Compensation and Human Capital Committee concluded that the Company’s compensation policies and practices for its employees are not reasonably likely to have a material adverse effect on the Company.
The Nominating and ESG Committee oversees the risks relating to the Company's environmental policies and initiatives, corporate social responsibility efforts, corporate governance practices, director succession planning, board and committee composition, and related person transactions.
Code of Conduct and Ethics
The Board of Directors has adopted a Code of Conduct for Employees, Contract and/or Temporary Workers, and Directors and a Code of Conduct for Senior Financial Officers, both of which are available on the Company’s website at www.genpt.com. These Codes of Conduct comply with NYSE and Securities and Exchange Commission (the “SEC”) requirements, including procedures for the confidential, anonymous submission by employees or others of any complaints or concerns about the Company or its accounting, internal accounting controls or auditing matters. The Company will post any amendments to or waivers from the Code of Conduct (to the extent applicable to the Company’s executive officers and directors) on its website.
Supply Chain Responsibility and Human Rights
To help ensure the products we distribute are manufactured and delivered with high ethical standards, our Supplier Code of Conduct and our Human Rights Policy focus on responsible sourcing throughout our supply chain. Our supplier expectations and human rights policy include the Company's commitment to providing a safe and fair workplace that upholds and respects international human rights standards. These principles are applicable to all Company teammates and are approved and monitored by the Company's executive leadership. For more information on our commitment to uphold Human Rights everywhere we do business, we invite you to view our Human Rights policy at: www.genpt.com.
Insider Trading Policy
We have adopted an Insider Trading Policy that governs the purchase, sale and/or other dispositions of our securities by directors, officers and employees that is reasonably designed to promote compliance with insider trading laws, rules and regulations, and the New York Stock Exchange listing standards applicable to us. A copy of our Insider Trading Policy is filed as Exhibit 19 to our Annual Report on Form 10-K.
Anti-Hedging and Anti-Pledging Policies
Pursuant to our Insider Trading Policy, our directors, officers and employees are prohibited from purchasing financial instruments, or otherwise engaging in transactions, that hedge or offset, or are designed to hedge or offset, any decrease in the market value of Company common stock, such as prepaid variable forward contracts, equity swaps, collars, forward sale contracts and exchange funds. Additionally, our directors and executive officers are prohibited from pledging Company stock as collateral for a loan.
Policies and Practices Related to the Timing of Equity Awards
Pursuant to our compensation programs, we may grant stock options to certain employees from time to time; however, no stock options have been granted since 2017. Although we have not adopted a formal policy regarding the timing of equity award grants, including stock option grants, the Compensation and Human Capital Committee generally approves equity award grants during a regularly scheduled meeting in the first quarter of the fiscal year. The Compensation and Human Capital Committee does not grant equity awards in anticipation of the release of material nonpublic information, nor is the timing of disclosures of material nonpublic information based on equity award grant dates.
Environmental & Social Responsibility
The Company is committed to operating all aspects of its business with integrity, contributing to our local communities in a multitude of meaningful ways, promoting a culture of inclusion, and using our natural resources thoughtfully and responsibly. These and other sustainability matters are core to how we run our business and align closely with our corporate values. The Nominating and ESG Committee has primary oversight responsibility for all sustainability initiatives of the Company. This oversight includes receiving regular reports from management on sustainability strategy and initiatives as well as feedback from engagements with shareholders and stakeholders on various sustainability-related
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topics. As appropriate, the full Board receives reports on our sustainability initiatives, including a discussion of our sustainability communications and disclosures as well as regular updates on our sustainability progress.
Our Sustainability Report, published in September 2024, can be found on the investor page of our website, www.genpt.com, and describes key corporate social responsibility and sustainability topics relevant to the Company, our initiatives related to those topics, and our progress with respect to those initiatives. Our Sustainability Report specifically addresses progress in measuring our global carbon footprint and outlining our plan to reduce our carbon emissions, as well as sharing our continued progress with respect to our human capital management programs and initiatives. We also continued to incorporate disclosures in accordance with the Task Force on Climate-Related Financial Disclosures framework and the Sustainability Accounting Standards Board framework into our Sustainability Report. We invite you to review our 2024 Sustainability Report on www.genpt.com.

Highlights from the 2024 Sustainability Report include:

Caring for Our Planet
•Calculated global scope 1 & 2 footprint for the second year and compared results with prior year
•Continued to develop plans for greenhouse gas (GHG) reduction programs across the globe
•Launched additional energy efficiency and electric vehicle (EV) pilot programs
•Improved renewable energy procurement for business operations

Investing in Social Good
•Analyzed results from our 2024 employee engagement survey and implemented improvements based on results
•Provided financial support through our giving programs to nonprofits in the U.S. and around the globe
•Supported education with several scholarship funds awarded

Ensuring Good Governance
•Continued to build out internal systems and governance for climate risk assessment and reporting

Stakeholder Engagement
Our stakeholders consist of many individuals and groups across our value chain and beyond who are affected by our activities. We actively engage with internal and external stakeholders through a variety of channels to help us achieve our goal to be a world-class service organization. We strongly believe that the continued success of our sustainability programs requires being responsive to the feedback from our employees, investors, suppliers, partners, communities and customers.
We approach stakeholder engagement as an integrated, year-round process. We actively solicit stakeholder feedback on all aspects of our business and incorporate stakeholder perspectives into our discussions and decision-making.
Stakeholder Engagement Program

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In 2024, we reached out to our top 25 shareholders to get their input on our sustainability and corporate governance disclosures and initiatives. Our discussions during this engagement program in the areas of corporate governance, executive compensation, and environmental and social responsibility practices have been an important part of our Board discussions and have influenced many decisions in these areas. We plan to continue our engagement program to better understand key perspectives and opportunities of focus in the ESG areas.
Board Attendance

The Company’s Corporate Governance Guidelines provide that all directors are expected to attend all meetings of the Board and the Board Committees on which they serve and are also expected to attend the Annual Meeting of Shareholders. During 2024, the Board of Directors held four meetings, all of which were attended by our directors. All committee members attended all of the committee meetings on which they served. All of the Company’s directors attended the Company’s 2024 Annual Meeting.
Board Committees
The Board has four standing Committees. Information regarding the functions of the Board’s Committees, their current membership and the number of meetings held by each Committee during 2024 is set forth below:

Director	Nominating and ESG	Compensation and Human Capital	Audit *	Executive
Elizabeth W. Camp			Member
Richard Cox, Jr.			Member
Paul D. Donahue				Chair
Gary P. Fayard			Member
P. Russell Hardin	Chair
John R. Holder		Member
Donna W. Hyland		Chair
John D. Johns (Lead Independent Director)		Member		Member
Jean-Jacques Lafont
Robert C. “Robin” Loudermilk, Jr.	Member
Wendy B. Needham			Chair
Juliette W. Pryor	Member
Darren Rebelez	Member
William P. Stengel, II				Member
Charles K. Stevens, III			Member
TOTAL MEETINGS HELD IN 2024	4	4	6	0
*In connection with the retirements of Messrs. Fayard and Johns and Mses. Camp and Needham, at the 2025 Annual Meeting, the Board intends to appoint members of the Board to its Committees to replace the departing directors promptly.
Audit Committee.    The Audit Committee’s main role is to assist the Board of Directors with oversight of (1) the integrity of the Company’s financial statements, (2) the Company’s compliance with legal and regulatory requirements, (3) the independent auditor’s qualifications and independence and (4) the performance of the Company’s internal audit function and independent auditors. As part of its duties, the Audit Committee assists in the oversight of (a) management’s assessment of and reporting on the effectiveness of internal control over financial reporting, (b) the independent auditor’s integrated audit, which includes expressing an opinion on the conformity of the Company’s audited financial statements with United States generally accepted accounting principles, (c) the independent auditor’s audit of the Company’s internal control over financial reporting, which includes expressing an opinion on the effectiveness of the Company’s internal control over financial reporting, (d) the Company’s risk assessment and risk management, and (e) the Company’s cyber security program. (See also “Board Oversight of Risk” above.) The Audit Committee oversees the Company’s accounting and financial reporting processes and has the authority and responsibility for the appointment, retention and oversight of the Company’s independent auditors, including pre-approval of all audit and non-audit services to be performed by the independent auditors. The Audit Committee annually reviews and approves the firm to be engaged as independent auditors for the Company for the next fiscal year, reviews with the independent auditors the plan and results of the audit engagement, reviews the scope and results of the Company’s procedures for internal auditing and monitors the design and maintenance of the Company’s internal accounting controls. Additionally, as noted above, the Audit Committee oversees the Company’s cyber security program and receives regular updates from the Chief Information and Digital Officer and the Chief Information Security Officer on cyber risk and mitigation initiatives including incident response plans
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and preparedness, reviews of simulations and table top exercises, disaster recovery and business continuity, and cyber awareness and training. The Committee also receives regular updates on the status of the Company's cyber security insurance as well as cyber security program maturity, peer analyses and audit results by third party firms that evaluate the Company's program using the National Institute of Standards and Technology ("NIST") cyber security framework. The Audit Committee Report appears later in this proxy statement. The charter of the Audit Committee is available on the Company’s website at www.genpt.com.
The members of the Audit Committee during 2024 were Wendy Needham (Chair), Elizabeth Camp, Richard Cox, Gary Fayard and Charles Stevens, III. All members of the Audit Committee are independent of the Company and management, as required by the NYSE listing standards and SEC requirements. The Board has determined that all members of the Audit Committee meet the financial literacy requirements of the NYSE corporate governance listing standards. During 2024, the Audit Committee held six meetings. The Board of Directors determined that Mses. Needham and Camp and Messrs. Fayard and Stevens, met the requirements adopted by the SEC for qualification as an “audit committee financial expert.” If elected to the Board of Directors at the 2025 Annual Meeting of Shareholders, Ms. Laurie Schupmann will be appointed a member of the Audit Committee. The Board of Directors has determines that Ms. Schupmann meets the requirements adopted by the SEC for qualification as an "audit committee financial expert."
Compensation and Human Capital Committee.    The Compensation and Human Capital Committee is responsible for (1) determining and evaluating the compensation of the Chief Executive Officer and other executive officers and key employees and approving and monitoring our executive compensation plans, policies, and programs, (2) developing and advising on succession planning for key executive roles within the Company, including the CEO role, and (3) oversight of the Company's corporate culture, talent strategy and human capital management initiatives. The Compensation and Human Capital Committee also periodically reviews and evaluates the risk involved in the Company’s compensation policies and practices and the relationship of such policies and practices to the Company’s overall risk and management of that risk. The current members of the Compensation and Human Capital Committee during 2024 were are Donna Hyland (Chair), John Johns, and John Holder. Under its charter, the Compensation and Human Capital Committee has the authority to delegate its duties and responsibilities to subcommittees as it deems necessary or advisable. The charter of the Compensation and Human Capital Committee is available on the Company’s website at www.genpt.com.
For 2024, the Compensation and Human Capital Committee retained an independent compensation consultant, Meridian Compensation Partners, LLC, ("Meridian") to assist it in its review of executive compensation practices, including the competitiveness of pay levels, design issues, market trends and technical considerations. During the year, Meridian assisted the Compensation and Human Capital Committee with the development of competitive market data for executives and a related assessment of the Company’s executive compensation levels, consulted with the Compensation and Human Capital Committee regarding the Company’s incentive compensation plans, and also provided legislative and regulatory updates and guidance regarding reporting of executive compensation under the SEC’s proxy disclosure rules. Our President and Chief Executive Officer, with input from our Executive Vice President and Chief Financial Officer, Executive Vice President and Chief People Officer, and Meridian, recommended to the Compensation and Human Capital Committee base salary, target bonus levels, actual bonus payouts and long-term incentive grants for our senior executives that were backed by market data and were aligned with the Company's talent and business strategies. The Compensation and Human Capital Committee considered, discussed, modified as appropriate, and took action on such proposals. The Compensation and Human Capital Committee has agreed that Meridian will play a similar role for 2025.
The Compensation and Human Capital Committee annually considers whether the work of any compensation consultant raised any conflict of interest. For 2024, the Compensation and Human Capital Committee considered various factors, including the six factors mandated by SEC rules, and determined that with respect to executive and director compensation-related matters, no conflict of interest was raised by the work of Meridian. The Compensation and Human Capital Committee also considers the six independence factors mandated by SEC rules before engaging any other compensation advisers.
Nominating and ESG Committee. The Nominating and ESG Committee is responsible for (1) identifying and evaluating potential director nominees for election to the Board and recommending candidates for consideration by the Board and shareholders, (2) developing and recommending to the Board a set of Corporate Governance Guidelines, as well as periodically reevaluating those Corporate Governance Guidelines, (3) overseeing and guiding the strategy of the Company's sustainability and governance initiatives, (4) overseeing the evaluation of the Board of Directors. The members of the Nominating and ESG Committee during 2024 were Russ Hardin (Chair), Robin Loudermilk, Juliette Pryor, and Darren Rebelez. The charter of the Nominating and ESG Committee is available on the Company’s website at www.genpt.com.
Executive Committee.    The Executive Committee is authorized, to the extent permitted by law, to act on behalf of the Board of Directors on all matters that may arise between regular meetings of the Board upon which the Board of Directors
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would be authorized to act. The members of the Executive Committee during 2024 were Paul Donahue (Chair), John Johns, Wendy Needham and William P. Stengel, II.
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Table of Contents	Security Ownership of Certain Beneficial Owners
Security Ownership of Certain Beneficial Owners
The following table sets forth information as of February 19, 2025, as to all persons or groups known to the Company to be beneficial owners of more than five percent of the outstanding common stock of the Company.

Title of Class	Name and Address of Beneficial Owner	Shares Beneficially Owned	Percent of Class
Common Stock, $1.00 par value	The Vanguard Group 100 Vanguard Blvd. Malvern, PA 19355	[·] (1)	[·] %
Common Stock, $1.00 par value	Blackrock, Inc. 50 Hudson Yards New York, NY 10001	[·] (2)	[·] %
Common Stock, $1.00 par value	State Street Corporation State Street Financial Center 1 Congress Street, Suite Boston, MA 02114	[·] (3)	[·] %
(1)    This information is based upon information included in a Schedule 13G/A filed on [·], 2025 by The Vanguard Group. The Vanguard Group reports shared voting power with respect to [·] shares, sole dispositive power with respect to [·] shares and shared dispositive power with respect to [·] shares.
(2)    This information is based upon information included in a Schedule 13G/A filed on [·], 2025 by Blackrock, Inc. Blackrock, Inc. reports sole voting power with respect to [·] shares and sole dispositive power with respect to all [·] shares. According to the filing, the reported shares are held by Blackrock, Inc. through subsidiaries.
(3)    This information is based upon information included in a Schedule 13G filed on [·], 2025 by State Street Corporation. State Street Corporation reports shared voting power with respect to [·] shares and shared dispositive power with respect to [·] shares. According to the filing, the reported shares are held by State Street Corporation through subsidiaries.

2025 Proxy Statement 20

Table of Contents	Security Ownership of Management
Security Ownership of Management
Based on information provided to the Company by the named persons, set forth in the table below is information regarding the beneficial ownership of common stock of the Company held by the Company’s directors and director nominees, the named executive officers (as defined in “Executive Compensation” below) and all directors, director nominees and executive officers of the Company as a group as of February 19, 2025:

Director/Nominee/Executive Officer	Shares of Common Stock Beneficially Owned(1)	Percentage of Common Stock Outstanding
Randall P. Breaux	[·](2)	*
Richard Cox, Jr.	[·]3)	*
Paul D. Donahue	[·](4)	*
Christopher T. Galla	[·](5)	*
P. Russell Hardin	[·](6)	*
John R. Holder	[·](7)	*
Donna W. Hyland	[·](8)	*
Jean-Jacques Lafont	[·](9)	*
Robin C. Loudermilk	[·](10)	*
Naveen Krishna	[·](11)	*
Bert Nappier	[·](12)	*
James R. Neill	[·](13)	*
Juliette W. Pryor	[·](14)	*
Darren Rebelez	[·](15)	*
Laurie Schupmann	[·]	*
William P. Stengel	[·](16)	*
Charles K. Stevens III	[·](17)	*
Directors, Nominees, and Executive Officers as a Group (17 persons)	[·](18)	*
*    Less than 1%
(1)    Information relating to the beneficial ownership of Common Stock by directors and executive officers is based upon information furnished by each such individual using “beneficial ownership” concepts set forth in rules promulgated by the SEC. Except as indicated in other footnotes to this table, directors and executive officers possessed sole voting and investment power with respect to all shares set forth by their names. The table includes, in some instances, shares in which members of a director’s or executive officer’s immediate family or trusts or foundations established by them have a beneficial interest and as to which the director or executive officer disclaims beneficial ownership.
(2)    Does not include [·] unvested restricted stock units and [·] unvested performance restricted stock units.
(3)    Includes [·] restricted stock units that each represent a right to receive one share of Common Stock on the vesting date, subject to earlier settlement in certain events, including a termination of service as a director by reason of retirement, and (ii) [·] shares of Common Stock equivalents held in Mr. Cox’s stock account under the Directors’ Deferred Compensation Plan.
(4)    Includes [·] shares subject to stock appreciation rights that are currently exercisable and [·]shares held in a family trust. Does not include [·] unvested restricted stock units and [·] unvested performance restricted stock units.
(5)    Does not include [·] unvested restricted stock units and [·] unvested performance restricted stock units.
(6)    Includes (i) [·] restricted stock units that each represent a right to receive one share of Common Stock on the vesting date, subject to earlier settlement in certain events, including a termination of service as a director by reason of retirement, and (ii) [·] shares of Common Stock equivalents held in Mr. Hardin’s stock account under the Directors’ Deferred Compensation Plan.
(7)    Includes (i) [·] restricted stock units that each represent a right to receive one share of Common Stock on the vesting date, subject to earlier settlement in certain events, including a termination of service as a director by reason of retirement, and (ii) [·] shares of Common Stock equivalents held in Mr. Holder’s stock account under the Directors’ Deferred Compensation Plan.
(8)    Includes (i) [·] restricted stock units that each represent a right to receive one share of Common Stock on the vesting date, subject to earlier settlement in certain events, including a termination of service as a director by reason of retirement, and (ii) [·] shares of Common Stock equivalents held in Ms. Hyland’s stock account under the Directors’ Deferred Compensation Plan.
(9)    Includes [·] restricted stock units that each represent a right to receive one share of Common Stock on the vesting date, subject to earlier settlement in certain events, including a termination of service as a director by reason of retirement.
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Table of Contents	Security Ownership of Management
(10)    Includes (i) [·] restricted stock units that each represent a right to receive one share of Common Stock on the vesting date, subject to earlier settlement in certain events, including a termination of service as a director by reason of retirement, and (ii) [·] shares of Common Stock equivalents held in Mr. Loudermilk’s stock account under the Directors’ Deferred Compensation Plan.
(11)    Does not include [·] unvested restricted stock units and [·] unvested performance restricted stock units.
(12)    Does not include [·] unvested restricted stock units and [·] unvested performance restricted stock units.
(13)    Does not include [·] unvested restricted stock units and [·] unvested performance restricted stock units.
(14)    Includes (i) [·] restricted stock units that each represent a right to receive one share of Common Stock on the vesting date, subject to earlier settlement in certain events, including a termination of service as a director by reason of retirement, and (ii) [·] shares of Common Stock equivalents held in Ms. Pryor's stock account under the Directors’ Deferred Compensation Plan.
(15)    Includes (i) [·] restricted stock units that each represent a right to receive one share of Common Stock on the vesting date, subject to earlier settlement in certain events, including a termination of service as a director by reason of retirement, and (ii) [·] shares of Common Stock equivalents held in Mr. Rebelez's stock account under the Directors’ Deferred Compensation Plan.
(16)    Does not include [·] unvested restricted stock units and [·] unvested performance restricted stock units.
(17)    Includes (i) [·] restricted stock units that each represent a right to receive one share of Common Stock on the vesting date, subject to earlier settlement in certain events, including a termination of service as a director by reason of retirement, and (ii) [·] shares of Common Stock equivalents held in Mr. Stevens's stock account under the Directors’ Deferred Compensation Plan.
(18)    Includes (i) [·] shares or rights issuable to certain executive officers upon the exercise of stock appreciation rights, and (ii) [·] shares held as Common Stock equivalents in directors’ stock accounts under the Directors’ Deferred Compensation Plan.

2025 Proxy Statement 22

Table of Contents	Compensation Discussion and Analysis
Executive Compensation
Compensation Discussion and Analysis
In this section, an overview and analysis is provided of our executive compensation programs and policies, the material compensation decisions we have made under those programs and policies, and the material factors that we considered in making those decisions. Later in this proxy statement under the heading “Additional Information Regarding Executive Compensation” is a series of tables containing specific information about the compensation earned or paid in 2024 to the following individuals, who are referred to as our "named executive officers" or "NEOs":

Paul D. Donahue, Retired Chief Executive Officer; Now Serving as Non- Executive Chairman	William P. Stengel, II President & Chief Executive Officer	Bert Nappier, Executive Vice President & Chief Financial Officer

Randall P. Breaux, GPC Group President, North America	Naveen Krishna, Executive Vice President & Chief Information & Digital Officer	Christopher T. Galla, Senior Vice President, General Counsel and Corporate Secretary

James R. Neill, Retired Executive Vice President & Chief Human Resources Officer

On April 29, 2024, we announced that Mr. Paul Donahue would retire as Chief Executive Officer of the Company, effective as of June 3, 2024, while continuing his service as Executive Chairman. Effective as of January 1, 2025, Mr. Donahue transitioned from Executive Chairman to Non-Executive Chairman. In connection with Mr. Donahue's retirement, William P. Stengel, II, succeeded Mr. Donahue as President and Chief Executive Officer of the Company and was appointed as a member of the Board of Directors effective June 3, 2024. Additionally, on March 25, 2024, we announced that Mr. James R. Neill would retire as Executive Vice President and Chief Human Resources Officer of the Company, effective as of April 30, 2024, and following his retirement, Mr. Neill remained as a consultant to the Company through September 30, 2024, in order to assist in an orderly transition.
The discussion below is intended to explain the information provided in the detailed compensation tables at the end of this section in order to put that information into context within the Company’s overall compensation program.
2024 In Brief
During 2024, the Compensation and Human Capital Committee (the "Committee") took actions consistent with our pay-for-performance program in order for actual compensation earned by executives to reflect the performance of the Company. Highlights of our performance for 2024 are as follows:
•    Trade sales of [·], down [·] from prior year, and [·] of our annual incentive target.
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Table of Contents	Compensation Discussion and Analysis
•Adjusted EBITDA of [·] which was [·] of our annual incentive target.
•The working capital goal for 2024 was achieved.
•While one-year total shareholder return in 2024 was [·]%, our annualized five and seven-year returns were [·]% and [·]%, respectively.
•In 2024, the Company made significant progress with its initiative to own more stores in priority markets in its US Automotive business. Specifically, the Company acquired over 500 stores in 2024, primarily from our independent owners, including the acquisition of our two largest independent owner groups, Motor Parts & Equipment Corporation and Walker Automotive Supply.
Annual Incentive Plan Payouts
As a result of the above and other performance results, 2024 annual incentive payouts were below target.
•    Payouts of 2024 annual incentive awards for Messrs. Donahue, Stengel, Nappier, Krishna, Galla and Neill were [·] of the total target amount, based on the Company’s 2024 Adjusted EBITDA of [·], or [·]of the target amount, trade sales of [·], or [·] of the target amount, and the working capital goal was met. Mr. Neill's award was prorated through September 30, 2024, to reflect the portion of the year that Mr. Neill was employed by, or served as a consultant to, the Company.

•    Payout of Mr. Breaux's 2024 annual incentive award was[·] of the total target amount. This award was earned based on the 2024 Adjusted EBITDA of North America (which consisted of consolidated results for U.S. Automotive Group, Motion and UAP) of [·], or [·] of the target amount, trade sales of [·], or [·] of the target amount, and the working capital goal was met.
2024 Pay Opportunities

In early 2024, the Committee evaluated the base salaries and target compensation opportunities of the executive officers as a group relative to the size-adjusted 50th percentile of market data. Based on this review, the Committee approved base salary increases of 3% for all named executive officers, except Mr. Nappier and Mr. Galla, who received adjustments to their base salaries and annual incentive plan targets in consideration of gaps in their respective pay opportunities relative to market data, and expansion of their responsibilities. Effective June 1, 2024, to recognize his new role as President and Chief Executive Officer Mr. Stengel received a base salary increase of 27%, along with an increase in his annual bonus target to 145% of his base salary.

Long-term incentive awards were granted to our executive officers in the form of Performance Restricted Stock Units ("PRSUs") and Restricted Stock Units ("RSUs").
•Payouts for PRSUs granted in 2024 are based on achievement of a cumulative three-year Adjusted EBITDA target and a three-year average Return on Invested Capital (ROIC) target and have a three-year cliff vesting period.
•RSUs vest annually over a three-year period, with one third of RSUs vesting on each anniversary of the grant date.
Best Practices
Our compensation programs are designed to reflect a “best practices” approach to pay and governance:
•    We evaluate the competitiveness of target pay opportunities for base salary, target bonus and long-term incentives as a group relative to the size-adjusted 50th percentile of the market data.
•    Our long-term incentives have meaningful vesting requirements, with RSUs vesting annually over a three-year period and PRSUs vesting based on achievement of performance goals over a three-year performance period.
•    A high percentage of our CEO and NEO's compensation is performance-based and/or tied to stock price.
•    Meaningful stock ownership guidelines that align our executive officers' long-term interests with those of our shareholders.
•    An ability to clawback incentive-based awards under the Company's clawback policy.
•    We have no tax gross-ups for perquisites or benefits other than relocation.
•    We have never re-priced long term incentive awards.
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Table of Contents	Compensation Discussion and Analysis
•    We pay dividend equivalents on performance-based restricted stock units only to the extent such units are earned through performance.
•    We have instituted anti-hedging and anti-pledging policies.
•    We have no employment contracts or guaranteed severance arrangements with named executive officers other than our “double-trigger” change in control agreements, which provide severance benefits upon a qualifying termination following a change in control.
•    Our change-in-control agreements with the named executive officers do not provide for any excise tax gross ups.
•    Grants of long-term incentives are subject to “double-trigger” vesting upon a change in control.
Consideration of Last Year’s Advisory Shareholder Vote on Executive Compensation
At the 2024 Annual Meeting of Shareholders, approximately 92% of the shares present and entitled to vote were cast in support of the compensation of the Company’s named executive officers.

The Board and the Committee considered the strong shareholder support of the compensation paid to our named executive officers evidenced by the results of this advisory vote, and anticipate maintaining the core structure of our executive compensation program for 2025. Future advisory votes on executive compensation will continue to serve as an important tool to guide the Board and the Committee in evaluating the alignment of the Company’s executive compensation program with the interests of the Company and its shareholders.
Compensation Philosophy and Objectives
Our overall goal in compensating executive officers is to attract, retain and motivate key executives of superior ability who are critical to our future success. We believe that short-term and long-term incentive compensation opportunities provided to executive officers should be directly aligned with our performance, and our compensation is structured to ensure that a significant portion of executives’ compensation opportunities is directly related to achievement of financial and operational goals and other factors that increase shareholder value.
Our compensation decisions with respect to executive officer salaries, short-term and long-term incentive compensation opportunities are influenced by (a) the executive’s level of responsibility and function within the Company, (b) the overall performance and profitability of the Company, (c) our assessment of the competitive marketplace, including other peer companies, and (d) the economic environment. Our philosophy is to focus on total direct compensation opportunities through a mix of base salary, annual cash bonus and long-term incentives, including stock-based awards.
We also believe that the best way to directly align the interests of our executives with the interests of our shareholders is to make sure that our executives acquire and retain a significant level of stock ownership throughout their tenure with the Company. Our compensation program pursues this objective in two ways: through our equity-based long-term incentive awards and our stock ownership guidelines for our senior executives, as described in more detail below.
2024 Variable versus Fixed Compensation:
The following charts show the allocation of the current CEO's and other NEOs' 2024 base salary and short-term and long-term incentive compensation opportunities between fixed and performance-based compensation (at the target levels).

CEO

18% Short Term Incentive
13% Base Salary
69% Long Term Incentive
87% Variable

Calculations based on target compenstaion established for Mr. Stengel upon his promotion to President & CEO

Other NEOs

20% Short Term Incentive
22% Base Salary
58% Long Term Incentive
78% Variable

Calculations exclude Mr. Donahue’s 2024 target compensation opportunities

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Table of Contents	Compensation Discussion and Analysis
2024 Short-Term versus Long-Term Incentive Compensation:
The following table reflects each NEO's short-term and long-term incentive compensation opportunities (each at the target level) as a percentage of each NEO's base salary.

Name	Short-Term Incentive Opportunity	Long-Term Incentive Opportunity
Donahue(1)	145%	402%
Stengel(2)	126%	550%
Nappier	90%	301%
Breaux	100%	250%
Krishna	80%	231%
Galla	75%	226%
Neill(3)	75%	0%
(1)    In connection with his retirement as the Company's Chief Executive Officer, Mr. Donahue remained eligible to receive his short-term and long-term incentive opportunities, in each case, based on the Company's actual performance.
(2)    Mr. Stengel's target short-term incentive opportunity was 100% of base salary, prorated for the time in his role as the Company's President and Chief Operating Officer from January through May and 145% of base salary, prorated for the time in his role as the Company's President and Chief Executive Officer, from June through December. Mr. Stengel's long-term incentive target value was also increased in connection with his appointment as the Company's President and Chief Executive Officer.
(3)    Given his retirement, Mr. Neill did not receive a long-term incentive award in 2024.
Overview of Executive Compensation Components
The Company’s executive compensation program consists of several compensation elements, as described in the table below.

Pay Element	What the Pay Element is Designed to Reward	Objective of the Pay Element	Why We Choose to Pay Each Element
Base Salary	Core competence in the executive role relative to skills, experience and contributions to the Company	Provide fixed compensation based on competitive market practice	Provide a standard element of competitive market pay
Annual Cash Incentive	Contributions toward the Company’s achievement of specified Adjusted EBITDA, trade sales and working capital goals	Provide annual performance-based cash based on meeting critical annual goals that lead to our long-term success	Motivate achievement of critical annual performance goals
Long-Term Incentives
Performance Restricted Stock Units (PRSUs):
•  Adjusted EBITDA and ROIC performance determine the number of PRSUs that are earned
•  Focus on the Company’s stock price performance
•  Continued employment with the Company during the three-year performance and vesting period
Restricted Stock Units (RSUs):
•  Focus on the Company’s stock price performance
•  Continued employment with the Company during a three- year graded vesting period

The combination of RSUs and PRSUs provides a blended long-term focus on:

•  Sustained stock price performance

•  Achievement of Adjusted EBITDA and ROIC targets

•  Executive ownership of our stock

•  Executive retention in a challenging business environment and competitive labor market
Align executives’ interests with those of shareholders and enhance their retention
Retirement Benefits Plans are described in detail later in this proxy statement under the heading “Additional Information Regarding Executive Compensation”
Executives are eligible to participate in employee benefit plans available to all employees as well as:

•   Tax Deferred Savings Plan: Rewards saving for retirement

•   Supplemental Retirement Plan (SRP): Provides executive retirement benefits and rewards executives for continued employment

•  Tax Deferred Savings Plan: Provide a voluntary tax-deferred retirement savings vehicle for our executive officers

•  SRP: Provide additional non-qualified retirement benefits for our executive officers
Provide an opportunity for executives to receive additional non-qualified retirement benefits without the impact of limitations on compensation and contributions applicable to qualified retirement plans under the IRS Code
2025 Proxy Statement 26

Table of Contents	Compensation Discussion and Analysis

Pay Element	What the Pay Element is Designed to Reward	Objective of the Pay Element	Why We Choose to Pay Each Element
Welfare Benefits
•   Executives participate in medical, health, life insurance and disability plans generally available to our employees

•   Continuation of welfare benefits may occur as part of severance upon certain terminations of employment
		Provide health and welfare benefits to our employees that are competitive within the marketplace	These benefits are part of our broad-based total rewards program
Additional Benefits and Perquisites	• CEO: Corporate aircraft usage for business and personal travel • CEO: Selected club membership • NEOs: Tax and financial planning services None of the items have a tax reimbursement provision
Accommodate health, security, availability and efficiency concerns

Facilitate the CEO’s role as a Company representative in the community

Reduce the amount of time and attention that our executives must spend on personal tax and financial planning
Allows our executives to focus on their responsibilities to GPC and maximize the financial reward of the compensation we provide
Change in Control and Termination Benefits	Continued employment in the event of an actual or threatened change in control. Provides severance benefits if an officer’s employment is terminated within two years after a change in control. No excise tax gross-ups are provided	Retain executives and provide continuity of management in the event of an actual or threatened change in control	Maintain a stable executive organization in the face of the uncertainty of an actual or threatened change in control
The use of these programs enables us to reinforce our pay for performance philosophy, as well as strengthen our ability to attract and retain highly qualified executives. We believe that this combination of programs provides an appropriate mix of fixed and variable pay, balances short-term operational performance with long-term shareholder value and encourages executive recruitment and retention.
Non-GAAP Measures
We refer to adjusted EBITDA and return on invested capital (“ROIC”), which are non-GAAP financial measures, throughout this proxy statement because payouts under our annual incentive plan and long-term equity based incentives are based on achievement of performance goals related to these key financial metrics.
Adjusted EBITDA represents our net income before interest expense, net, income taxes and depreciation and amortization, adjusted to eliminate gain on sales of real estate, gain on insurance proceeds, product liability adjustment, and transaction and other costs. Adjusted EBITDA is an important measure used by management and our investors to assess our ongoing operating performance by removing items management believes are not representative of our operations and may distort our longer-term operating trends.
We calculate ROIC by dividing adjusted net operating profit after tax (“Adjusted NOPAT”) by our average invested capital. Adjusted NOPAT is calculated by excluding net interest expense and certain items that are infrequent or not associated with our core operations. Average invested capital is calculated as the sum of (i) the average of our trade accounts receivable, net, excluding the impact of our accounts receivable sales agreement, (ii) the average merchandise inventories, net and (iii) the average property, plant and equipment, net; minus the average trade accounts payable. Averages are calculated for ROIC by adding the sum of invested capital for the last two years and dividing by two. ROIC is an important measure used by management and our investors to evaluate our investment returns on capital and measure how effectively we are deploying our assets.
We do not, nor do we suggest investors should, consider these non-GAAP financial measures in isolation from, or as a substitute for, financial information prepared in accordance with GAAP.
2024 Compensation
Pay Philosophy and Competitive Standing
In general, we evaluate the competitiveness of compensation for our named executive officers relative to the size-adjusted 50th percentile of market data.
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Table of Contents	Compensation Discussion and Analysis
We also design our incentive plans to result in payouts that are commensurate with the Company’s performance for that year or period by establishing challenging, yet achievable, performance targets.
For 2024, with the assistance of the Committee’s compensation consultant, Meridian, we reviewed and analyzed competitive market data to be used as background for 2024 pay decisions and to obtain a general understanding of current compensation practices. This data was referenced when targeting the positioning for compensation discussed above. Data sources included public company proxy statements as well as external compensation surveys.

We compared compensation opportunities for our named executive officers with pay opportunities available to executive officers in comparable positions at similar companies (our “Comparison Group”). For 2024, the Comparison Group included companies from industry segments in which we compete: automotive parts, industrial parts, and specialty retail. The Comparison Group companies used in 2024 are shown below. While the companies are either larger or smaller than us, Meridian used various statistical techniques to size-adjust the data to our revenue size. The list of companies below is reevaluated annually to take into account changes in our own operations, our size and our industry. In late 2023 Meridian performed an in-depth review of our Comparison Group, including a review of the industries included and the revenues and margins of potential companies. Following this review, the only change to the Comparison Group for 2024 was the removal of Univar Solutions in connection with its take-private acquisition in 2023.

Adient plc	Fastenal Company
Advance Auto Parts, Inc.	Henry Schein, Inc.
Applied Industrial Technologies, Inc.	Lear Corporation
Arrow Electronics, Inc.	LKQ Corporation
AutoNation, Inc.	MSC Industrial Direct Co., Inc.
AutoZone, Inc.	O'Reilly Automotive, Inc.
Avent, Inc.	Parker-Hannifin Corporation
CarMax, Inc.	Performance Food Group
CDW Corporation	Penske Automotive
Cummins Inc.	US Foods Holding Corp.
Dollar General Corporation	WESCO International
Dollar Tree, Inc.	W.W. Grainger, Inc.

2024 Base Salary
Our base salary levels reflect a combination of factors, including the pay posture discussed above, the executive’s experience and tenure, our overall annual budget for both pay increases and pre-tax profit, the executive’s individual performance and changes in responsibility. We review salary levels annually to recognize these factors.
The following table provides the aggregate base pay increases during 2024:

Executive	2024 Base Salary Increase
Donahue	0.0%
Stengel(1)	26.9%
Nappier	5.0%
Breaux	3.0%
Krishna	3.0%
Galla	10.0%
Neill	0.0%
(1)    Mr. Stengel's base pay was increased on June 1, 2024 in connection with his appointment as the Company's President and Chief Executive Officer.
2024 Annual Incentive Plan
Our annual incentive plan (the “Annual Incentive Plan”) provides our executive officers with an opportunity to earn annual cash bonuses based on our achievement of certain pre-established performance goals. The Committee sets target bonus opportunities for each named executive officer to be earned based on achievement of such goals. Similar to the process for setting base salaries, we consider a combination of factors in establishing the annual target bonus opportunities for our
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Table of Contents	Compensation Discussion and Analysis
named executive officers. Target bonus opportunities for 2024 were set as a percentage of each named executive officer’s base salary, as follows: Mr. Donahue, 145%; Mr. Stengel, 100% (prorated for the time in his role as the Company's President and Chief Operating Officer) and 145% (prorated for the time in his role as the Company's President and Chief Executive Officer); Mr. Nappier, 90%; Mr. Breaux, 100%; Mr. Krishna 80%, Mr. Galla 75% and Mr. Neill, 75% (prorated through September 30, 2024, to reflect the portion of the year that Mr. Neill was employed by, or served as a consultant to, the Company).
For 2024, performance metrics under our Annual Incentive Plan were Adjusted EBITDA, trade sales and working capital goals for all named executive officers. We set the performance goals for 2024 bonus opportunities at levels that are intended to be challenging yet achievable, and reflect better than average growth within our competitive industry.
Performance criteria and relative weights for 2024 are shown below for each executive. The goals for each executive are intended to have a strong correlation with shareholder value. Goals for Corporate, Automotive, and Industrial are each set based upon (i) prior year performance by store, branch, and/or distribution center; (ii) the overall economic outlook of the region served by a particular store, branch, and/or distribution center; and (iii) specific market conditions.

Performance Goal	2024 Weight of Goal by Executive
	Donahue, Stengel, Nappier, Krishna, Galla, Neill (1)	Breaux (2)
Adjusted EBITDA	70%	50%
Sales	20%	40%
Working capital improvement	10%	10%
Total	100%	100%
(1)    For Messrs. Donahue, Stengel, Nappier, Krishna, Galla and Neill, the performance goals related to the Company's overall performance.
(2)    For Mr. Breaux, the performance goals related to North America performance.
The ranges of bonus payout possibilities for the various Adjusted EBITDA and sales goals are shown below. Straight-line interpolation is used between data points. The 2024 Corporate Adjusted EBITDA goal was $2,261,547,000 and the Corporate trade sales goal was $24,118,974,000.

Adjusted EBITDA (Corporate, North America, U.S. Automotive Group, or Industrial Parts) as a % of Performance Goal	% of Target Bonus Earned	Sales (Corporate, North America, U.S. Automotive Group or Industrial Parts) as a % of Performance Goal	% of Target Bonus Earned
Below 75%	—%	Below 92%	—%
75%	45%	92%	20%
100%	100%	100%	100%
110% or above	200%	105% or above	200%
Each of the named executive officers was also provided a bonus opportunity based on attainment of a working capital goal. Bonus opportunity for working capital goals was from 50% of target to 150% of target based on achievement.
The 2024 Corporate Adjusted EBITDA goal was $2,261,547,000 and the Company’s actual 2024 Adjusted EBITDA was [·], representing [·] of the target level set for executive officer incentive bonuses. The Corporate trade sales goal was $24,118,974,000 and the Company's actual 2024 trade sales were [·], representing [·] of the target level set for executive officer incentive bonuses. Corporate working capital performance as measured by Cash Conversion Cycle (CCC) had a minimum threshold of 31.5 days (50% payout), a target of 30.5 days (100% payout) and a maximum of 28.5 days (150% payout). For 2024, CCC achievement was [·] days, compared to the target of 30.5 days set for the executive officer incentive bonuses. Based on these results, Mr. Donahue, Mr. Stengel, Mr. Nappier, Mr. Krishna and Mr. Galla received bonus payments equal to [·] of their total target bonus opportunity. Mr. Neill's 2024 program was prorated through September 30, 2024, to reflect the portion of the year that he was employed by, or served as a consultant to, the Company.
Mr. Breaux's 2024 program was based on North American results which consisted of consolidated results for U.S. Automotive Group, Motion and UAP. The results produced a bonus payment equal to [·] of target based on North America performance. The bonus was earned based on Adjusted EBITDA performance, which was [·] of target, and trade sales performance, which was [·] of target. For 2024, CCC achievement was [·] days, compared to the target of 30.2 days.
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Table of Contents	Compensation Discussion and Analysis
When calculating the payout figures, formulas were applied strictly. The Committee did not exercise discretion to increase or decrease 2024 bonus payments for the named executive officers.
For additional information about the Annual Incentive Plan, please refer to the “Grants of Plan-Based Awards” table, which shows the threshold, target and maximum bonus amounts payable under the plan for 2024, and the Summary Compensation Table, which shows the actual amount of bonuses paid under the plan to our named executive officers for 2024.
2024 Long-Term Incentives
During 2024, the Compensation and Human Capital Committee granted long-term equity-based incentive compensation to our executive officers, with 60% awarded as Performance Restricted Stock Units ("PRSUs") and 40% as Restricted Stock Units (“RSUs”). These grants align executive performance and achievement with shareholder interests.
•PRSUs represent the right to earn and receive a number of shares of our common stock in the future, based on the level of the Company’s Adjusted EBITDA (weighted 85%) and ROIC (weighted 15%) performance for the 2024-2026 period as shown in the tables below. Straight line interpolation is used to determine the actual payout percentage.

Percent of Adjusted EBITDA Goal Achieved	% of Target Award Earned
120.0% or higher	200%
100.0%	100%
80.0%	25%
Less than 80.0%	0%

Percent of ROIC Goal Achieved	% of Target Award Earned
123.53% or higher	200%
94.12% - 105.88%	100%
80.88%	25%
Less than 80.88%	0%
•For the 2024 PRSU grant, earned PRSUs will vest on May 1, 2027, subject to continued employment. Dividends declared during the performance and vesting period are accrued and converted into additional shares of stock at the end of the vesting period based on earned PRSUs.
•RSUs represent the right to receive a number of shares of our common stock that vest one-third each year over a three-year vesting schedule. Dividends declared during the vesting period are accrued and converted into additional shares of stock at the end of each of the three vesting periods.
The sizes of grants to individual named executive officers were subjectively determined by considering the following factors:
•    Competitive market data, defined by the competitive award levels summarized in the annual executive compensation study;
•    The officer’s responsibility level;
•    The officer’s specific function within the overall organizational structure;
•    The Company’s profitability, including consideration of the compensation cost associated with the awards; and
•    The number and amount of awards currently held by the executive officer (we continue to review this as part of our administration of stock ownership guidelines discussed below).
Following its review of the above factors, the Committee increased grant sizes for some executives in 2024 relative to prior years to enhance alignment with competitive practice. Mr. Donahue's grant size was reduced from his 2023 grant value in connection with his transition to Executive Chair, while Mr. Stengel's grant size was increased given his promotion to President and Chief Executive Officer. Mr. Neill did not receive a long-term incentive award in 2024 given his retirement.
Please refer to the “Grants of Plan-Based Awards” and “Outstanding Equity Awards at Fiscal Year-End” tables and the related footnotes for additional information about long-term stock awards.

Executive Retirements in 2024

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Table of Contents	Compensation Discussion and Analysis
As noted, Mr. Paul Donahue retired as Chief Executive Officer of the Company, effective as of June 3, 2024, while continuing his service as Executive Chairman. Effective as of January 1, 2025, Mr. Donahue transitioned from Executive Chairman to Non-Executive Chairman. William P. Stengel, II, succeeded Mr. Donahue as President and Chief Executive Officer of the Company. In connection with his retirement, Mr. Donahue did not receive any severance or additional retirement payments or benefits, other than vested benefits under our retirement plans and certain post-termination health benefits and financial planning services, as disclosed below in the Post Termination Payments and Benefits section.

Early in 2024, the Company offered eligible employees (based on age, tenure and compensation thresholds) a Voluntary Retirement Offer (VRO) as part of a global restructuring initiative. Effective April 30, 2024, Mr. James Neill retired as Executive Vice President and Chief Human Resources Officer under the VRO program. Consistent with the terms of the program for all participants, Mr. Neill received (i) a separation payment equal to sixty (60) weeks of base pay ($629,185), (ii) a payment equal to the value of PRSUs and RSUs that Mr. Neill forfeited upon his termination of employment ($2,672,095), (iii) a healthcare subsidy ($31,000), and (iv) a tax reimbursement payment equal to the FICA tax obligation associated with the vesting of benefits under the Supplemental Retirement Plan ($73,700). Mr. Neill was also eligible to receive a 2024 annual incentive based on actual Company performance, prorated for the portion of 2024 during which he was employed by the Company, but he did not receive any long-term incentive grant for 2024. To facilitate and orderly transition, the Company also elected to enter into a Consulting Agreement with Mr. Neill for a period of 5 months following his retirement. In exchange for these services, Mr. Neill received an extension of his base salary and annual incentive eligibility, as well as financial planning services and reimbursement of monthly COBRA payments, for the length of the consulting period.
Change in Control Arrangements
Severance protections, particularly in the context of a change in control transaction, can play a valuable role in attracting and retaining key executive officers. Accordingly, the Company has entered into change in control agreements with each of the named executive officers. Information regarding these agreements and the benefits they provide is included in the Post Termination Payments and Benefits section of this Proxy Statement.
The Compensation and Human Capital Committee evaluates the level of severance benefits to each officer on a case-by-case basis, and in general, we consider these severance protections to be an important part of our executives’ compensation and consistent with competitive practices.
The potential occurrence of a change in control transaction would create uncertainty regarding the continued employment of our executive officers. This uncertainty results from the fact that many change in control transactions result in significant organizational changes, particularly at the senior executive level. In order to encourage our senior executive officers to remain employed with the Company during an important time when their prospects for continued employment are often uncertain, we provide our executive officers with severance benefits if the executive’s employment is terminated by the Company without “cause” or by the executive for “good reason” in connection with a change in control. Because a termination by the executive for good reason may be conceptually the same as a termination by the Company without cause, and because in the context of a change in control, potential acquirers would otherwise have an incentive to constructively terminate the executive’s employment to avoid paying severance, it is appropriate to provide severance benefits in these circumstances.
The change in control agreements do not provide for any tax gross-ups with respect to excise taxes under Internal Revenue Code Section 4999 that may be due on such payments.
Factors Considered in Decisions to Materially Increase or Decrease Compensation
Market data intended to evaluate the competitiveness of compensation for our named executive officers relative to the size-adjusted 50th percentile, individual performance, retention needs, and internal pay equity have been the primary factors considered in decisions to adjust compensation materially. We do not target any particular weight for base salary, annual bonus and long-term incentive as a percent of total direct compensation. We tend to follow market practice in allocating between the various forms of compensation, but with greater emphasis on performance-based incentive bonus opportunities because doing so results in pay opportunity that is heavily performance-based, as shown below, and results in compensation that is directly aligned with Company performance, is market-competitive, and allows us to attract and retain competent executives.
Stock Ownership Guidelines
We have adopted stock ownership guidelines for the named executive officers identified above and for other key executives designated by the Compensation and Human Capital Committee. The ownership guidelines are reviewed at least annually by the Committee, which also has the authority to evaluate whether exceptions should be made for any executive on whom the guidelines would impose a financial hardship. The current guidelines as determined by the Committee include: (i) CEO — ownership equal to seven times prior year’s salary; (ii) Named Executive Officers —
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Table of Contents	Compensation Discussion and Analysis
ownership equal to three times prior year’s salary; and (iii) Corporate Senior Vice Presidents and Subsidiary Presidents — ownership equal to one times the prior year’s salary.
The covered executives have a period of five years in which to satisfy the guidelines from the date of appointment to a qualifying position. Shares counted toward this requirement will be based on shares beneficially owned by such executive (as beneficial ownership is defined by the SEC’s rules and regulations) including PRSUs, but excluding unexercised options and measured against the average year-end stock price for the preceding three fiscal years. The guidelines also call for the covered executive to retain 50% of the net shares obtained through the exercise of options or when a restricted stock award vests for at least six months. The covered executives are encouraged to retain stock ownership per the guidelines for a period of six months following their date of retirement. As of December 31, 2024, each of our executives is currently in compliance with the requirements established in these guidelines.
Clawback Provisions
The Board has adopted a clawback policy (the "Clawback Policy") in order to comply with applicable laws and NYSE listing standards that requires the Company to clawback incentive-based compensation (subject to certain limited exceptions) in the event the Company issues a restatement of its financial statements, to the extent such incentive-based compensation received by the individual exceeds the amount the individual would have received based on the restated financial statements.
Role of Executive Officers in Determining Compensation
Our Chief Executive Officer recommends to the Compensation and Human Capital Committee base salary, target bonus levels, actual bonus payouts and long-term incentive grants for our senior officer group. For 2024, Mr. Donahue made these recommendations to the Committee based on input from the Company's then-President and Chief Operating Officer and then-Executive Vice President and Chief Human Resources Officer, as well as market data and analysis provided by our independent compensation consultant and qualitative judgments regarding individual performance. Neither Mr. Donahue nor Mr. Stengel were involved with any aspect of determining their own compensation.
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Table of Contents	Compensation and Human Capital Committee Report
Compensation and Human Capital Committee Report
The Compensation and Human Capital Committee during 2024 was composed of three directors who were independent of the Company and management as required by the NYSE corporate governance listing standards and by SEC rules.
The Compensation and Human Capital Committee oversees the compensation programs of the Company on behalf of the Board. In fulfilling its oversight responsibilities, the Committee reviewed and discussed with management of the Company the Compensation Discussion and Analysis included in this proxy statement.
In reliance on the review and discussions referred to above, the Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement and incorporated by reference into the Company’s Annual Report on Form 10-K for the year ended December 31, 2024.
Members of the Compensation and Human Capital Committee:
Donna W. Hyland (Chair)
John R. Holder
John D. Johns
This report shall not be deemed to be incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, and shall not otherwise be deemed filed under such acts.

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Table of Contents	Additional Information Regarding Executive Compensation
Additional Information Regarding Executive Compensation
2024 Summary Compensation Table

Name and Principal Position	Year	Salary($)	Stock Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)	Change in Pension Value and Non-Qualified Deferred Compensation Earnings ($)(3)	All Other Compensation ($)(4)	Total ($)
Paul D. Donahue	2024	1,245,000	5,000,129	[·]	285,474	249,354	[·]
Chairman & Former Chief Executive Officer (5)	2023	1,245,000	6,500,088	1,689,356	1,670,794	293,036	11,398,274
	2022	1,236,250	6,000,061	2,917,910	—	222,468	10,376,689
William P. Stengel, II	2024	911,667	5,499,905	[·]	151,471	186,044	[·]
President & Chief Executive Officer (Former Chief Operating Officer) (6)	2023	788,000	2,500,047	737,412	704,286	16,500	4,746,245
	2022	782,250	2,000,020	1,319,170	249,239	15,250	4,365,929
Bert Nappier	2024	721,063	2,199,962	[·]	N/A	5,188	[·]
Executive Vice President & Chief Financial Officer	2023	690,000	1,900,118	552,825	N/A	16,500	3,159,443
	2022	565,625	4,150,050	960,500	N/A	5,906	5,682,081
Randall P. Breaux	2024	715,750	1,799,983	[·]	1,194,398	9,525	[·]
GPC Group President - North America	2023	654,500	1,799,959	1,289,608 (7)	2,014,228	16,500	5,774,795
	2022	571,750	999,945	1,670,000 (8)	—	15,250	3,256,945
Naveen Krishna	2024	602,253	1,400,005	[·]	N/A	6,023	[·]
Executive Vice President & Chief Information & Digital Officer
Christopher T. Galla	2024	433,225	1,000,026	[·]	100,803	13,833	[·]
Senior Vice President & General Counsel & Corporate Secretary
James R. Neill	2024	228,577	—	[·]	9,900	3,658,592 (10)	[·]
Former Executive Vice President & Chief Human Resources Officer (9)	2023	541,323	1,149,950	382,715	1,524,919	16,500	3,615,407

(1)    Represents the aggregate grant date fair value of awards determined in accordance with FASB ASC Topic 718. Grant date fair value for restricted stock units (“RSUs”) reflected in the Stock Awards column is based on the closing price of our common stock on the grant date. Grant date fair value for performance-based restricted stock units (“PRSUs”) reflected in the Stock Awards column is based on the closing price of our common stock on the grant date and the probable outcome of performance-based vesting conditions, excluding the effect of estimated forfeitures. Assuming achievement of the PRSU performance conditions at the highest levels (rather than at expected or target levels), the aggregate grant date fair value of awards reflected in this column for 2024 would be higher by the following amounts: Mr. Donahue, $3,000,077; Mr. Stengel, $3,299,943; Mr. Nappier, $1,320,040; Mr. Breaux, $1,079,990; Mr. Krishna, $839,939; and Mr. Galla, $600,047.
(2)    Reflects the value of cash incentive bonuses earned under our Annual Incentive Plan. Mr. Neill's incentive bonus for 2024 was prorated through September 30, 2024 to reflect the portion of the year that he was employed by, or served as a consultant to, the Company.
(3)    The present value of the Supplemental Retirement Plan Accumulated Benefit includes, per the terms of the plan, an estimated FICA tax gross-up payment by the Company of 2.35% for eligible participants (Donahue).
(4)    Amounts reflected in this column for 2024 include 401(k) matching contributions for each named executive officer. The amount shown for Mr. Donahue also includes his personal use of the company aircraft ($229,096) and club membership dues ($10,583). The amount shown for Mr. Stengel also includes his personal use of the company aircraft ($164,469) and club membership dues ($11,720). The incremental cost to the Company of the personal use of company aircraft is calculated based on the average variable operating costs to the Company. Variable operating costs include fuel costs, mileage, maintenance, crew travel expenses, catering and other miscellaneous variable costs. The total annual variable costs are divided by the annual number of miles the Company aircraft flew to derive an average variable cost per mile. This average variable cost per mile is then multiplied by the miles flown for personal use to derive the incremental cost. The fixed costs that do not change based on usage, such as pilot salaries, the lease costs of the company aircraft, hangar expense for the home hangar, and general taxes and insurance are excluded from the incremental cost calculation. When Company aircraft is being used for mixed business and personal use, only the incremental cost of the personal use is included, such as on-board catering or other charges attributable to an extra passenger traveling for personal reasons on an aircraft being primarily used for a business trip.
(5)     Mr. Donahue retired as Chief Executive Officer of the Company, effective as of June 3, 2024, while continuing his service as Executive Chairman.
(6)    Mr. Stengel was appointed to serve as Chief Executive Officer of the Company, effective as of June 3, 2024.
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Table of Contents	Additional Information Regarding Executive Compensation
(7)    Includes a cash incentive bonus of $675,500 for 2023 performance under the Kaman Incentive Program.
(8)    Includes a cash incentive bonus of $675,000 for 2022 performance under the Kaman Incentive Program.

(9)    Mr. Neill retired as Executive Vice President and Chief Human Resources Officer of the Company, effective as of April 30, 2024, and continued to provide services to the company through September 30, 2024, pursuant to a Consulting and Independent Contractor Agreement.

(10)Consistent with the terms of the Company's Voluntary Retirement Offer (VRO) program, Mr. Neill received (i) a severance payment equal to sixty (60) weeks of base pay ($629,185), (ii) a payment equal to the value of PRSUs and RSUs that Mr. Neill forfeited upon his termination of employment ($2,672,095), (iii) a healthcare subsidy ($31,000), and (iv) a tax reimbursement payment equal to the FICA tax obligation associated with the vesting of benefits under the Supplemental Retirement Plan ($73,700). Mr. Neill also received, based on 5 months of services under the terms of his Consulting and Independent Contract Agreement, monthly consulting fees, COBRA payments and financial planning services totaling $252,612.

2024 Grants of Plan-Based Awards

Name	Approval Date	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units (#)(3)	Grant Date Fair Value of Stock Awards ($)(4)
			Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Paul D. Donahue			731,126	1,805,250	3,520,238
	3/21/2024	5/3/2024				4,765	19,059	38,118		3,000,077
	3/21/2024	5/3/2024							12,706	2,000,051
William P. Stengel, II			475,599	1,174,318	2,289,920
	3/21/2024	5/3/2024				5,241	20,964	41,928		3,299,943
	3/21/2024	5/3/2024							13,976	2,199,962
Bert Nappier			265,993	656,775	1,280,711
	3/21/2024	5/3/2024				2,097	8,386	16,772		1,320,040
	3/21/2024	5/3/2024							5,590	879,922
Randall P. Breaux			255,955	721,000	1,405,950
	3/21/2024	5/3/2024				1,715	6,861	13,722		1,079,990
	3/21/2024	5/3/2024							4,574	719,993
Naveen Krishna			196,559	485,336	946,404
	3/21/2024	5/3/2024				1,334	5,336	10,672		839,940
	3/21/2024	5/3/2024							3,558	560,065
Christopher T. Galla			134,651	332,475	648,326
	3/21/2024	5/3/2024				953	3,812	7,624		600,047
	3/21/2024	5/3/2024							2,541	399,979
James R. Neill			165,631	408,971	797,491
(1)    Represents threshold, target and maximum payout levels under the Annual Incentive Plan for 2024 performance. The actual amount of incentive bonus earned by each named executive officer is reported under the Non-Equity Incentive Plan Compensation column in the Summary Compensation Table. Additional information regarding the design of the Annual Incentive Plan is included in the Compensation Discussion and Analysis section of this Proxy Statement.
(2)    Represents threshold, target and maximum number of PRSUs that may be earned based on the Company's achievement of Adjusted EBITDA and ROIC goals over a three-year performance period. See "Compensation Discussion and Analysis - 2024 Long-Term Incentives" for further detail regarding the threshold, target and maximum performance goals and payout levels with respect to Adjusted EBITDA and ROIC performance metrics. Each PRSU that is earned represents a contingent right to receive one share of Company common stock in the future. PRSUs granted in 2024 will be earned over a three-year performance period ending December 31, 2026 and will vest and be settled in shares of common stock on May 1, 2027 (or earlier upon change in control of the Company) provided the executive is still employed by the Company, subject to earlier vesting in the event of (i) the executive's retirement from the Company or (ii) the executive's employment with the Company is terminated due to death or disability. Dividends paid on the Company's common stock after the PRSUs are earned will accrue with respect to the PRSUs and will convert into additional shares of stock at the end of the vesting period. Additional information regarding the PRSUs and the Company's long-term incentive program is included in the Compensation Discussion and Analysis section of this Proxy Statement.
(3)    Reflects RSUs that represent a contingent right to receive one share of Company common stock in the future. The RSUs have a three-year graded vesting schedule with one third vesting on each anniversary of the grant date and will be settled in shares of common stock on May 1, 2025, May 1, 2026 and May 1, 2027 (or earlier upon a change in control of the Company) provided the executive is still employed by the Company, subject to earlier vesting in the event of (i) the executive’s retirement from the Company or (ii) the executive’s employment with the Company is terminated due to death or disability. Dividends paid on the Company’s common stock will accrue and will convert into additional shares of stock at the end of the vesting period. Additional information regarding the RSUs and the Company’s long-term incentive program is included in the Compensation Discussion and Analysis section of this Proxy Statement.
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Table of Contents	Additional Information Regarding Executive Compensation
(4)    Represents the grant date fair value of the award determined in accordance with FASB ASC Topic 718. Grant date fair value for the RSUs is based on the closing price of our common stock on the grant date. Grant date fair value for the PRSUs is based on the closing price of our common stock on the grant date and the probable outcome of performance-based vesting conditions, excluding the effect of estimated forfeitures.

2024 Outstanding Equity Awards at Fiscal Year-End

	Option Awards				Stock Awards		Equity Incentive Plan Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(7)	Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (7)
Paul D. Donahue					12,893 (1)	1,505,339	19,339 (2)	2,258,008
					10,556(3)	1,232,577	23,751(4)	2,773,116
					48,441(6)	5,655,976
	19,730	—	99.72	4/1/2026
William P. Stengel, II					14,181 (1)	1,655,802	21,272 (2)	2,483,703
					4,060 (3)	474,096	9,135(4)	1,066,565
					16,147(6)	1,885,366
Bert Nappier					5,672 (1)	662,273	8,509 (2)	993,528
					3,086 (3)	360,342	6,943 (4)	810,618
					13,322 (6)	1,555,464
					7,269 (5)	848,730
Randall P. Breaux					4,641 (1)	541,903	6,962 (2)	812,855
					2,923 (3)	341,262	6,577 (4)	767,961
					8,073 (6)	942,561
Naveen Krishna					3,610 (1)	421,533	5,414 (2)	632,181
					1,867 (3)	218,028	4,202 (4)	490,625
					6,460 (6)	754,221
Christopher T. Galla					2,578 (1)	301,044	3868 (2)	451,625
					812 (3)	94,795	1,827 (4)	213,289
					1,414 (6)	165,074
James R. Neill (8)					—	—	—	—
(1)Reflects RSUs (and accrued dividends) that were granted on May 3, 2024. The RSUs have a three year graded vesting schedule with one third vesting on each anniversary of the grant date or earlier upon (i) a change in control of the Company, if the awards are not assumed or otherwise equitable converted in the change in control, or (ii) the termination of executive's employment with the Company due to death, disability or retirement. The awards will convert into shares of stock on the earlier of (i) the anniversaries of the grant date, or (ii) a change in control of the Company, unless the awards are assumed or otherwise equitable converted in the change in control.
(2)Reflects PRSUs (and accrued dividends) that were granted on May 3, 2024. The PRSUs vest on the third anniversary of the grant date, or earlier upon (i) a change in control of the Company, if the awards are not assumed or otherwise equitable converted in the change in control, or (ii) the termination of executive's employment with the Company due to death, disability or retirement. The awards will convert into shares of stock on the earlier of (i) the third anniversary of the grant date, or (ii) a change in control of the Company, unless the awards are assumed or otherwise equitable converted in the change in control. Amounts reported here reflect the target levels of achievement of the performance goals pursuant to applicable reporting requirements.
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Table of Contents	Additional Information Regarding Executive Compensation
(3)Reflects RSUs (and accrued dividends) that were granted on May 1, 2023. The RSUs have a three year graded vesting schedule with one third vesting on each anniversary of the grant date or earlier upon (i) a change in control of the Company, if the awards are not assumed or otherwise equitable converted in the change in control, or (ii) the termination of executive's employment with the Company due to death, disability or retirement. The awards will convert into shares of stock on the earlier of (i) the anniversaries of the grant date, or (ii) a change in control of the Company, unless the awards are assumed or otherwise equitable converted in the change in control.
(4)Reflects PRSUs (and accrued dividends) that were granted on May 1, 2023. The PRSUs vest on the third anniversary of the grant date, or earlier upon (i) a change in control of the Company, if the awards are not assumed or otherwise equitable converted in the change in control, or (ii) the termination of executive's employment with the Company due to death, disability or retirement. The awards will convert into shares of stock on the earlier of (i) the third anniversary of the grant date, or (ii) a change in control of the Company, unless the awards are assumed or otherwise equitable converted in the change in control. Amounts reported here reflect the target levels of achievement of the performance goals pursuant to applicable reporting requirements.
(5)Includes RSUs (and accrued dividends) that were granted on February 28, 2022, and vest on the third anniversary of the grant date, or earlier upon (i) a change in control of the Company, if the awards are not assumed or otherwise equitable converted in the change in control, or (ii) the termination of executive’s employment with the Company due to death, disability or retirement. The awards will convert to shares of stock on the earlier of (i) the third anniversary of the grant date, or (ii) a change in control of the Company, unless the awards are assumed or otherwise equitable converted in the change in control.
(6)Includes PRSUs and RSUs (and accrued dividends) that were granted on May 2, 2022. The PRSUs vest on the third anniversary of the grant date or earlier upon (i) a change in control of the Company, if the awards are not assumed or otherwise equitable converted in the change in control, or (ii) the termination of executive’s employment with the Company due to death, disability or retirement. The awards will convert to shares of stock on the earlier of (i) the third anniversary of the grant date, or (ii) a change in control of the Company, unless the awards are assumed or otherwise equitable converted in the change in control. The RSUs have a three-year graded vesting schedule with one third vesting on each anniversary of the grant date or earlier upon (i) a change in control of the Company, if the awards are not assumed or otherwise equitable converted in the change in control, or (ii) the termination of executive's employment with the Company due to death, disability or retirement. The awards will convert into shares of stock on the earlier of (i) the anniversaries of the grant date, or (ii) a change in control of the Company, unless the awards are assumed or otherwise equitable converted in the change in control.
(7)Reflects the value as calculated based on the closing price of the Company’s common stock on December 31, 2024 of $116.76 per share.
(8)Mr. Neill did not hold any unvested stock awards as of December 31, 2024.

2024 Option Exercises and Stock Vested

	Option Awards		Stock Awards
Name	Number of Awards Exercised(#)	Value Realized on Exercise ($)(1)	Number of Awards Earned (#)	Value Realized on Vesting ($)(2)
Paul D. Donahue	—	—	62,503	9,841,952
William P. Stengel, II	—	—	22,338	3,517,507
Bert Nappier	—	—	10,099	1,546,772
Randall P. Breaux	—	—	9,290	1,462,101
Naveen Krishna	—	—	4,498	707,334
Christopher T. Galla	—	—	1,949	306,667
James R. Neill	—	—	—	—
(1)    Value realized represents the excess of the fair market value of the shares at the time of exercise over the exercise price of the options.
(2)    Value realized represents the fair market value of the shares on the vesting date and includes dividends paid on the Company's common stock that have accrued over the vesting period and have converted into additional shares of stock on the vesting date.

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Table of Contents	Additional Information Regarding Executive Compensation
Equity Compensation Plan Information
The following table gives information as of December 31, 2024 about the common stock that may be issued under all of the Company’s existing equity compensation plans:

Plan Category	(a) Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights(1)	(b) Weighted Average Exercise Price of Outstanding Options, Warrants and Rights (5)	(c) Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
Equity Compensation Plans Approved by Shareholders:	15,950 (2)	$91.75	—
	1,056,899 (3)	$95.97	6,218,250 (6)
Equity Compensation Plans Not Approved by Shareholders:	89,613 (4)	n/a	848,724

Total	1,162,461	—	7,066,974
(1)    Reflects the maximum number of shares issuable pursuant to the exercise or conversion of stock options, stock appreciation rights, restricted stock units and common stock equivalents. The actual number of shares issued upon exercise of stock appreciation rights is calculated based on the excess of fair market value of our common stock on date of exercise and the grant price of the stock appreciation rights.
(2)    Genuine Parts Company 2006 Long-Term Incentive Plan.
(3)    Genuine Parts Company 2015 Incentive Plan.
(4)    Genuine Parts Company Director’s Deferred Compensation Plan, as amended.
(5)    The weighted average exercise price of outstanding options, warrants and rights is calculated based solely on the exercise price of outstanding options and does not take into account outstanding restricted stock units, which have no exercise price.
(6)    All of these shares are available for issuance pursuant to grants of full-value stock awards.
 2024 Pension Benefits

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)
Paul D. Donahue	Pension Plan	5.83	480,301	—
	Supplemental Retirement Plan	21.83	12,377,445	—
William P. Stengel, II	Pension Plan	N/A	N/A	—
	Supplemental Retirement Plan	5.17	855,757	—
Bert Nappier	Pension Plan	N/A	N/A	N/A
	Supplemental Retirement Plan	N/A	N/A	N/A
Randall P. Breaux	Pension Plan	N/A	N/A	—
	Supplemental Retirement Plan	13.58	4,863,179	—
Naveen Krishna	Pension Plan	N/A	N/A	N/A
	Supplemental Retirement Plan	N/A	N/A	N/A
Christopher T. Galla	Pension Plan	3.58	35,272	—
	Supplemental Retirement Plan	20.58	849,917	—
James R. Neill	Pension Plan	2.17	93,127	4,282
	Supplemental Retirement Plan	17.50	3,117,282	147,383
The Pension Benefit Table provides information regarding the number of years of credited service, the present value of accumulated benefits, and any payments made during the last fiscal year with respect to the Genuine Parts Company Pension Plan (the “Pension Plan”) and the Genuine Parts Company Defined Benefit Supplemental Retirement Plan (the “DB SRP”).

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The Pension Plan is a broad-based, tax-qualified defined benefit pension plan which provides a benefit upon retirement to eligible employees of the Company. It was amended effective March 1, 2008, to provide that employees hired on or after that date are not eligible to participate in the plan, and there are no new entrants to the Pension Plan after December 31, 2009. In general, all employees hired prior to March 1, 2008, except leased employees, independent contractors and certain collectively-bargained employees are eligible to participate.
Effective December 31, 2013, the Pension Plan was further amended to freeze future benefit accruals for all participants, and all active participants with at least one hour of service after December 31, 2013 were fully vested in their accrued benefits as of that date. No further benefit accruals will be provided after 2013 for either additional credited service or future earnings. All benefits are frozen as of December 31, 2013, for all purposes including disability, termination and retirement.
The Pension Plan offers a life annuity option, 50%, 75%, and 100% joint and survivor options, and a 10-year certain and life annuity option. The Pension Plan was amended in 2016 to include an ongoing lump sum option for future terminations and retirements if the present value of benefits is $75,000 or less. The payout option must be elected by the participant before benefit payments begin. All options available under the Pension Plan are approximately equal in value. The Pension Plan offers early retirement benefits to participants who retire after attaining age 55 and completing 15 years of service. Early retirement benefits are reduced 0.5% for each month benefit commencement precedes normal retirement age (age 65 with five years of participation).
Normal or early retirement benefits payable from the Pension Plan are the greater of two benefits. The first benefit is a percentage of the participant’s average earnings less 50% of their estimated Social Security benefit. The applicable percentage is based on years of credited service and increases by 0.5% per year of credited service from 40% at 15 years of service to 55% at 45 or more years of service. The second benefit is 30% of the participant’s average earnings. Only the second benefit is available to participants with less than 15 years of credited service. For such individuals, 30% of the participant’s average earnings is multiplied by a fraction with the numerator equal to credited service (not to exceed 180 months) and the denominator equal to 180.
Delayed retirement benefits payable from the Pension Plan are the greater of two benefits. The first benefit is the retirement benefit determined based on the participant’s average earnings and credited service at their delayed retirement date. The second benefit is the normal retirement benefit actuarially increased from the participant’s normal retirement date to the delayed retirement date based on the attained age at each date.
Termination benefits are calculated in the same manner as normal retirement benefits, except that (a) the benefit is calculated based on projected credited service at normal retirement date and then (b) the benefit is reduced by multiplying it by a service fraction equal to the ratio of credited services at termination to projected credited service at normal retirement date. Projected credited service at normal retirement date is determined as if the participant had continued in employment until their normal retirement date. For the Pension Plan, credited service at termination is based on service frozen as of December 31, 2008.
In the event of a change in control if the participant terminates employment within five years following the change in control, the participant may elect to receive an immediate lump sum distribution of the accrued benefit.
The standard death benefit in the Pension Plan provides a 50% survivor annuity payable to a participant’s spouse upon death prior to retirement. The Death Benefit Plan was merged into the Pension Plan in 2017 and a surviving spouse may instead elect to receive this alternative death benefit based on different provisions and payment form.
On April 29, 2024, the Board of Directors approved the termination of the Pension Plan, effective September 30, 2024. The Company intends to transfer the management and delivery of continuing benefits associated with the Pension Plan to a third-party insurance company by the end of 2025. Pension Benefit Table values for the Pension Plan reflect plan termination assumptions.
Mr. Donahue, Mr. Stengel, Mr. Breaux, Mr. Galla, and Mr. Neill are eligible for the DB SRP. The DB SRP is a nonqualified defined benefit pension plan which covers pay and benefits above the qualified pay limits. The provisions of the DB SRP are generally the same as those of the Pension Plan, except benefits are payable only for retirement, disability, death, or change in control, DB SRP earnings include deferred compensation and credited service in the DB SRP is not frozen.
The plan provides full vesting and an immediate lump sum payment if a participant dies, and full vesting of DB SRP benefits in the event the plan is terminated, the participant becomes disabled, or there is a change in control. In addition, if a DB SRP participant’s credited service was frozen in the Pension Plan as amended effective December 31, 2008, an additional offset is applied to the benefits otherwise accrued under the DB SRP.
Effective December 31, 2013, DB SRP benefits will continue to reflect an offset for Pension Plan benefits determined as if the Pension Plan were not frozen on December 31, 2013.

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The DB SRP was most recently amended effective July 1, 2023 to change the Normal Retirement Date definition from the latter of attaining age 65 and completing 5 years of Credited Service to the latter of attaining age 60 and completing 5 years of Credited Service.
Mr. Donahue’s DB SRP benefits are calculated under a revised benefit formula which applies to participants who entered the plan prior to January 1, 2009, and whose credited service was frozen in the Pension Plan as of December 31, 2008. The revised benefit formula is based on all years of credited service and earnings and cannot be less than the accrued DB SRP benefit as of December 31, 2013. The revised formula is a percentage of the participant’s average earnings less 50% of their Social Security benefit. The applicable percentage is based on years of credited service and increases by 0.5% per year of credited service from 30% at 15 years of service to 45% at 45 or more years of service. For participants with less than 15 years of projected credited service at normal retirement, the applicable percentage is equal to 30% multiplied by a fraction with the numerator equal to credited service (not to exceed 180 months) and the denominator equal to 180. Under the revised DB SRP benefit formula, there is an offset for the frozen Pension Plan benefit, but no other offsets apply.
Mr. Breaux, Mr. Galla, Mr. Neill, and Mr. Stengel’s DB SRP benefits are calculated based on the benefit formula for participants who entered the DB SRP on or after January 1, 2009. This formula is identical to benefit formula for non-grandfathered participants who entered the plan prior to January 1, 2009 except that it does not provide a minimum benefit as of December 31, 2013.
In the DB SRP, a participant becomes vested and early retirement benefit payments are available after attaining age 55 and completing 10 years of service and benefits are reduced 4% per year prior to Normal Retirement Date. In the event of a participant’s death while in active service, the survivor benefit provided by the plan is 100% of the lump sum present value of the participant’s accrued benefit as of the date of death.
DB SRP Benefits are paid from Company assets, and for participants who entered the plan prior to January 1, 2009, they are grossed-up for FICA taxes. Therefore, the named executive officer eligible for a FICA tax gross-up is Mr. Donahue. Executives sign a joinder agreement to become participants in the DB SRP and select their form of benefit payment in the agreement. DB SRP participants may change their payment form elections at any time prior to benefit commencement.
Mr. Nappier and Mr. Krishna are eligible for the DC SRP. The DC SRP is a nonqualified defined contribution plan which provides a 15% nonelective company contribution of base pay plus bonus to a notional account. Participants may direct contributions to investment options mirroring those offered in the GPC 401(k) Savings Plan. DC SRP Benefits are paid from Company assets. The plan provides 2-year cliff vesting and immediately vests in the event of a change in control, disability or participant death while in active service. The plan was established effective January 1, 2024. In addition to the 15% nonelective contribution Mr. Nappier is eligible for a 7% transition contribution and Mr. Krishna is eligible for a 15% transition contribution. Executives may choose their distribution option upon entry to the plan, and may elect distribution as a lump sum, or a 5 or 10-year annual installment.
Amounts reported as the Present Value of Accumulated Benefits for the Pension Plan and the DB SRP are calculated using the interest and mortality assumptions reported in the Company’s financial statement disclosures for year-end, and are assumed to be payable immediately for Mr. Breaux and Mr. Donahue and at age 60 for Mr. Galla and Mr. Stengel. DB SRP benefits have been increased by 2.35% as of December 31, 2024, to account for estimated FICA tax gross-ups for applicable NEOs (but not for any income tax impact on such gross-ups). Mr. Neill commenced payment of his Pension and DB SRP benefits effective May 1, 2024 whereas Mr. Donahue is retired and commenced his DB SRP benefits effective January 1, 2025, but is yet to commence his Pension benefit. The present value of future payments due to them (including the expected FICA tax gross-up Mr. Donahue will receive from GPC) is as of December 31, 2024.
2024 Nonqualified Deferred Compensation

Name	Executive Contributions in Last FY ($)	Company Contributions in Last FY ($)	Aggregate Earnings in Last FY ($)(1)	Aggregate Withdrawals/Distributions ($)	Aggregate Balance at Last FYE ($)
Paul D. Donahue	$—	$—	$34,169	$—	$435,883
William P. Stengel, II	$—	$—	$—	$—	$—
Bert Nappier	$—	$—	$—	$—	$—
Randall P. Breaux	$639,608	$—	$246,945	$—	$3,102,555
Naveen Krishna	$854,871	$—	$348,310	$—	$3,112,479
Christopher T. Galla	$—	$—	$35,464	$—	$186,578
James R. Neill	$37,696	$—	$5,510	$(144,308)	$—
(1)    Reflects amounts earned in 2024 on account balances under the Company’s Tax Deferred Savings Plan.
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The Genuine Parts Company Tax Deferred Savings Plan is a nonqualified deferred compensation plan. Pursuant to the terms of the Tax Deferred Savings Plan, the named executive officers may, during a designated annual enrollment period, elect to defer up to 100% of their base salary and/or annual incentive/bonus that may be earned in the following calendar year. Base salary deferral elections are effective on January 1 following the annual enrollment period and apply to the base salary earned during that calendar year. Annual incentive/bonus elections are effective January 1 following the annual enrollment period and apply to the annual incentive/bonus earned during that calendar year which are paid out in the following year. Elections are irrevocable and cannot be rescinded until a subsequent annual enrollment period. Deferrals are held for each participant in separate individual accounts in an irrevocable rabbi trust. Deferred amounts are credited with earnings or losses based on the rate of return of mutual funds selected by the executive, which the executive may generally change at any time. The executive may choose payment distributions to begin on the first day of the seventh month following the executive’s termination of service or a specified year. The executive must also make an irrevocable election regarding payment terms, which may be either a lump sum, or annual installments for a period of two (2) to fifteen (15) years. Hardship withdrawals are available for unforeseeable emergency financial hardship situations. If the executive dies before receiving the full value of the deferral account balances, the designated beneficiary would receive the remainder of that benefit in the same payment form as originally specified (i.e., lump sum or installments). All accounts would be immediately distributed upon a change in control of the Company.
Post Termination Payments and Benefits
Benefits to Named Executive Officers in the Event of a Change in Control.    The Company does not have employment agreements with any of its executive officers. The Company has entered into change in control agreements with certain executive officers, including the named executive officers. These agreements provide severance payments and benefits to the executive if his employment is terminated within two years after a change in control of the Company, if the change in control occurs during the term of the agreement. The change in control agreements have a three-year term with automatic annual extensions unless either party gives notice of non-renewal.
Under each of the change in control agreements, if the executive is terminated by the Company without cause or the executive resigns for good reason (as such terms are defined in the agreement), within two years after a change in control, he or she will receive a pro rata bonus for the year of termination, plus a lump sum severance payment equal to two times the executive’s then-current annual salary and the average of the annual bonuses he or she received in the three years prior to the year of termination. In addition, the Company will continue to provide the executive with group health coverage for a period of 24 months.
If the executive’s employment is terminated by the Company for cause or he resigns without good reason, the agreement will terminate without further obligation of the Company other than the payment of any accrued but unpaid salary or benefits. In the case of death, disability or retirement, the executive, or his estate, would be entitled to payment of any accrued but unpaid salary or benefits, plus a pro rata bonus for the year in which the termination occurred.
The change in control agreements do not provide for tax gross-ups with respect to the 20% excise tax that may be imposed under Section 4999 of the Internal Revenue Code on individuals who receive compensation in connection with a change in control that exceeds certain specified limits. The change in control agreements provide that in the event the executive would be subject to a 20% excise tax under Section 4999, the payments and benefits to the executive would be reduced to the maximum amount that does not trigger the excise tax unless the executive would retain greater value (on an after-tax basis) by receiving all payments and benefits and paying all excise and income taxes. The change in control agreements also contain confidentiality obligations that the executive must comply with following termination.
Summary of Termination Payments and Benefits.    The following tables summarize the value of the termination payments and benefits that our named executive officers would receive if they had terminated employment on December 31, 2024 under the circumstances shown. The tables exclude (i) amounts accrued through December 31, 2024 that would be paid in the normal course of continued employment, such as accrued but unpaid salary and earned annual bonus for 2023 and (ii) vested account balances under our 401(k) Savings Plan, which is a 401(k) plan that is generally available to all of our salaried employees.
As noted above, Mr. Donahue retired as an executive officer of the Company, effective as of December 31, 2024, while Mr. Neill retired as Executive Vice President and Chief Human Resources Officer of the Company, effective April 30, 2024, and continued to serve as a consultant to the Company through September 30, 2024. Accordingly, the amounts in the tables below for Messrs. Donahue and Neill represent the actual payments and benefits received or to be received in connection with their retirement.
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Table of Contents	Additional Information Regarding Executive Compensation
Paul D. Donahue

Benefit	Retirement ($)
Cash Severance	—
2024 Annual Incentive (1)	[.]
Acceleration of Equity Awards
Restricted Stock and PRSUs
Retirement Benefits
Pension Plan(2)	42,109
Supplemental Retirement Plan(2)	1,096,701
Tax-Deferred Savings Plan(3)	435,883
Other Benefits
Health & Welfare(4)	14,742
Financial Planning(5)	16,000
Total	[.]
(1)    Mr. Donahue received a full, non-prorated annual incentive for 2024, based on actual Company performance.
(2)    Mr. Donahue retired from employment with Genuine Parts Company effective December 31, 2024 and has not yet received any payments for his Pension Plan and Supplemental Retirement Plan benefits. The amounts reflect the estimated annual benefit for these plans on a single life annuity basis. An immediate lump sum distribution of benefits is required in the event of termination following a change in control. The present value of the lump sum benefit is reflected in the 2024 Pension Benefits table above.
(3)    Benefits payable under the Tax Deferred Savings Plan are described and quantified in the Nonqualified Deferred Compensation table above.
(4)    In connection with Mr. Donahue's retirement, the Company agreed to arrange for continued health and welfare coverage for Mr. Donahue and to contribute toward such coverage an amount equal to the employer-portion of health coverage that it pays for active employees. Amount reflects the approximate current annual cost of such coverage.
(5)    In connection with Mr. Donahue's retirement, the Company agreed to pay for one year of continued financial planning services for Mr. Donahue.
William P. Stengel, II

Benefit	Retirement ($)	Death ($)	Disability ($)	Termination by Company or Executive Other Than Retirement, Death or Disability ($)	Involuntary Termination Following a Change in Control ($)
Cash Severance	—	—	—	—	4,137,889(1)
Acceleration of Equity Awards
Restricted Stock and PRSUs(2)	—	7,565,532	7,565,532	—	7,565,532
Retirement Benefits
Supplemental Retirement Plan(3)	—	917,579	120,791	—	1,256,537(4)
Other Benefits
Health & Welfare(5)	—			—	44,148
Total	—	8,483,111	7,686,323	—	13,004,106
(1)    Severance payment payable in lump sum pursuant to the change in control agreement described above.
(2)    Reflects the fair market value as of December 31, 2024 of shares underlying RSUs and PRSUs the vesting of which accelerates in connection with the specified event.
(3)    The Supplemental Retirement Plan provides for 100% vesting upon death, disability or the occurrence of a change in control. No benefits are payable if termination occurs for other reasons prior to eligibility for early retirement (at least age 55 with at least 10 years of service). The death benefit shown is payable as a lump sum to Mr. Stengel's beneficiary in the event of his death. The immediate lump sum death benefit is calculated as 100% of the present value of the single life annuity payable to Mr. Stengel deferred to age 60. Disability benefits under the Supplemental Retirement Plan are assumed to be equal to the benefit accrued under the plan as of December 31, 2024, and payable at age 60 under his 50% joint and survivor annuity option election.
(4)    An immediate lump sum distribution of benefits is required in the event of termination following a change in control.
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(5)    Reflects the cost of 24 months of continued group health coverage pursuant to the change in control agreement described above. In order to comply with Internal Revenue Code section 409A, during the last 6 months of this continued coverage period, the Company will satisfy its obligation to provide group health coverage by making 6 monthly installment payments to the executive in an amount equal to the monthly cost of providing such coverage, based upon the “applicable premium” under COBRA.
Bert Nappier

Benefit	Retirement ($)	Death ($)	Disability ($)	Termination by Company or Executive Other Than Retirement, Death or Disability ($)	Involuntary Termination Following a Change in Control ($)
Cash Severance	—	—	—	—	2,955,451(1)
Acceleration of Equity Awards
Restricted Stock and PRSUs(2)	—	5,230,955	5,230,955	—	5,230,955
Other Benefits
Health & Welfare(3)	—	—	—	—	44,148
Total		5,230,955	5,230,955	—	8,230,554
(1)    Severance payment payable in lump sum pursuant to the change in control agreement described above.
(2)    Reflects the fair market value as of December 31, 2024 of shares underlying RSUs and PRSUs the vesting of which accelerates in connection with the specified event.
(3)    Reflects the cost of 24 months of continued group health coverage pursuant to the change in control agreement described above. In order to comply with Internal Revenue Code section 409A, during the last 6 months of this continued coverage period, the Company will satisfy its obligation to provide group health coverage by making 6 monthly installment payments to the executive in an amount equal to the monthly cost of providing such coverage, based upon the “applicable premium” under COBRA.

Randall P. Breaux

Benefit	Retirement ($)	Death ($)	Disability ($)	Termination by Company or Executive Other Than Retirement, Death or Disability ($)	Involuntary Termination Following a Change in Control ($)
Cash Severance	—	—	—	—	3,904,514(1)
Acceleration of Equity Awards
Restricted Stock and PRSUs(2)	—	3,406,542	3,406,542	—	3,406,542
Retirement Benefits
Supplemental Retirement Plan (3)	330,439	5,128,934	330,439	330,439	5,759,094(4)
Tax Deferred Savings Plan (5)	3,102,555	3,102,555	3,102,555	3,102,555	3,102,555
Other Benefits
Heath & Welfare(6)	—	—	—	—	14,580
Total	3,432,994	11,638,031	6,839,536	3,432,994	16,187,285
(1)    Severance payment payable in lump sum pursuant to the change in control agreement described above.
(2)    Reflects the fair market value as of December 31, 2024 of shares underlying RSUs and PRSUs the vesting of which accelerates in connection with the specified event.
(3)    Supplemental Retirement Plan benefits shown for all termination scenarios (except death an involuntary termination following a change in control) assume payment under the 100% joint and survivor annuity option elected by Mr. Breaux with payment beginning January 1, 2025. The death benefit shown is payable as a lump sum to Mr. Breaux’s beneficiary in the event of his death. The lump sum death benefit is calculated as 100% of the present value of the single life annuity payable on January 1, 2025. Disability benefits under the Supplemental Retirement Plan are assumed to be equal to early retirement benefits and are payable on January 1, 2025. The Supplemental Retirement Plan annuity benefits for Post-2010 participants do not qualify for FICA tax gross-ups paid by the Company.
(4)    An immediate lump sum distribution of benefits is required in the event of termination following a change in control.
(5)    Benefits payable under the Tax Deferred Savings Plan are described and quantified in the Nonqualified Deferred Compensation table in this proxy statement.
(6)    Reflects the cost of 24 months of continued group health coverage pursuant to the change in control agreement described above. In order to comply with Internal Revenue Code section 409A, during the last 6 months of this continued coverage period, the Company will satisfy its obligation
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to provide group health coverage by making 6 monthly installment payments to the executive in an amount equal to the monthly cost of providing such coverage, based upon the “applicable premium” under COBRA.
Naveen Krishna

Benefit	Retirement ($)	Death ($)	Disability ($)	Termination by Company or Executive Other Than Retirement, Death or Disability ($)	Involuntary Termination Following a Change in Control ($)
Cash Severance	—	—	—	—	2,467,157(1)
Acceleration of Equity Awards
Restricted Stock and PRSUs(2)	—	2,516,588	2,516,588	—	2,516,588
Retirement Benefits
Tax Deferred Savings Plan (3)	3,112,479	3,112,479	3,112,479	3,112,479	3,112,479
Other Benefits
Health & Welfare(4)	—	—	—	—	43,512
Total	3,112,479	5,629,067	5,629,067	3,112,479	8,139,736
(1)    Severance payment payable in lump sum pursuant to the change in control agreement described above.
(2)    Reflects the fair market value as of December 31, 2024 of shares underlying RSUs and PRSUs the vesting of which accelerates in connection with the specified event.
(3)    Benefits payable under the Tax Deferred Savings Plan are described and quantified in the Nonqualified Deferred Compensation table in this proxy statement.
(4)    Reflects the cost of 24 months of continued group health coverage pursuant to the change in control agreement described above. In order to comply with Internal Revenue Code section 409A, during the last 6 months of this continued coverage period, the Company will satisfy its obligation to provide group health coverage by making 6 monthly installment payments to the executive in an amount equal to the monthly cost of providing such coverage, based upon the “applicable premium” under COBRA.

Christopher T. Galla

Benefit	Retirement ($)	Death ($)	Disability ($)	Termination by Company or Executive Other Than Retirement, Death or Disability ($)	Involuntary Termination Following a Change in Control ($)
Cash Severance	—	—	—	—	1,305,923(1)
Acceleration of Equity Awards
Restricted Stock and PRSUs(2)	—	1,225,827	1,225,827	—	1,225,827
Retirement Benefits
Pension Plan	5,650	6,481	5,650	5,650	5,650
Supplemental Retirement Plan (3)	—	910,802	99,131	—	1,182,082(4)
Tax Deferred Savings Plan (5)	186,578	186,578	186,578	186,578	186,578
Other Benefits
Health & Welfare(6)	—	—	—	—	40,428
Total	192,228	2,329,688	1,517,186	192,228	3,946,494
(1)    Severance payment payable in lump sum pursuant to the change in control agreement described above.
(2)    Reflects the fair market value as of December 31, 2024 of shares underlying RSUs and PRSUs the vesting of which accelerates in connection with the specified event.
(3)    The Supplemental Retirement Plan provides for 100% vesting upon death, disability or the occurrence of a change in control. No benefits are payable if termination occurs for reasons prior to eligibility for early retirement (at least age 55 with at least 10 years of service). The death benefit shown is payable as a lump sum to Mr. Galla's beneficiary in the event of his own death. The immediate lump sum death benefit is calculated as 100% of the present value of the single life annuity payable to Mr. Galla deferred to age 60. Disability benefits under the Supplemental Retirement Plan are assumed to be equal to the benefit accrued under the plan as of December 31, 2024, and payable at age 60 under his 50% joint and survivor annuity option election.
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(4)    An immediate lump sum distribution of benefits is required in the event of termination following a change in control.
(5)    Benefits payable under the Tax Deferred Savings Plan are described and quantified in the Nonqualified Deferred Compensation table in this proxy statement.
(6)    Reflects the cost of 24 months of continued group health coverage pursuant to the change in control agreement described above. In order to comply with Internal Revenue Code section 409A, during the last 6 months of this continued coverage period, the Company will satisfy its obligation to provide group health coverage by making 6 monthly installment payments to the executive in an amount equal to the monthly cost of providing such coverage, based upon the “applicable premium” under COBRA.
James R. Neill

Benefit	Retirement ($)
VRO Severance Payment(1)	629,185
Pro Rata 2024 Annual Incentive(2)	[.]
Cash Payment in respect of Unvested and Forfeited Equity Awards
Restricted Stock and PRSUs(3)	2,672,095
Consulting Fees (4)	227,500
Retirement Benefits
Pension Plan(5)	6,423
Supplemental Retirement Plan (5)	221,075
Tax Deferred Savings Plan (6)	144,308
Other Benefits
Health & Welfare(7)	40,112
Financial Planning (8)	16,000
FICA Tax Payment(9)	73,700
Total	[.]
(1)    Consistent with the terms of the Company's Voluntary Retirement Offer (VRO), Mr. Neill retired from employment with Genuine Parts Company on April 30, 2024 and received a payment equal to 60 weeks of salary.
(2)    Pursuant to the VRO program and his consulting agreement, Mr. Neill received a 2024 annual incentive, based on actual Company performance and prorated through September 30, 2024, to reflect the portion of the year that Mr. Neill was employed by or served as a consultant to the Company.
(3)    Consistent with the terms of the Company's VRO Program, Mr. Neill received a cash payment equal to the value as of his termination date of his outstanding and unvested RSUs and PRSUs that were forfeited as a result of his termination of employment.
(4)    Pursuant to his consulting agreement, Mr. Neill received $45,500 per month for providing consulting services to the Company for five months following his retirement.
(5)    In connection with his retirement, Mr. Neill elected a 100% joint and survivor option for his Pension Plan and Supplemental Retirement Plan benefits. The amounts shown reflect his elected annual benefit amounts for these plans. An immediate lump sum distribution of benefits is required in the event of termination following a change in control. The present value of the lump sum benefit is reflected in the 2024 Pension Benefits table above.
(6)    Benefits payable under the Tax Deferred Savings Plan are described and quantified in the Nonqualified Deferred Compensation table above.
(7)    Pursuant to Mr. Neill’s separation agreement, he received a healthcare subsidy of $31,000. In addition, pursuant to Mr. Neill’s consulting agreement, the Company reimbursed Mr. Neill for the cost of five months of COBRA coverage.
(8)    In connection with Mr. Neill's retirement and pursuant to his consulting agreement, the Company agreed to provide Mr. Neill with continued financial planning services through September 30, 2025.
(9)    Pursuant to the VRO program and his separation agreement, Mr. Neill received a payment equal to the estimated FICA tax obligation relating to retirements benefits paid pursuant to the Supplemental Retirement Plan.
2024 CEO PAY RATIO
As required by item 402(u) of Regulation S-K, the Compensation and Human Capital Committee reviewed a comparison of our CEO’s annual total compensation in fiscal year 2024 to that of our median employee, which we identified in 2023. We identified our median employee in 2023 by examining 2023 Box 1 W-2 and foreign equivalent taxable income amounts for all individuals, excluding our CEO, who were employed by us on December 31, 2023, whether on a full-time, part-time, or seasonal basis. We did not annualize the compensation for any full-time employees that were not employed
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Table of Contents	Additional Information Regarding Executive Compensation
by us for all of 2023. We applied a foreign currency to U.S. dollar exchange rate to the compensation paid in foreign currency.
For 2024, we performed an analysis of our employee population, and we concluded that there has been no change in our employee population or employee compensation arrangements that we believe would significantly impact the pay disclosure. Accordingly, the disclosure rules allow us to us the same median employee for 2024; however, the median employee identified in 2023 was promoted to a new position during 2024, a change in circumstances that we believe would significantly impact the pay ratio disclosure. As a result, and as permitted by the disclosure rules, we are using another employee whose compensation was substantially similar to the original median employee based on the compensation measure used to select the original median employee. After identifying the median employee for 2024, we calculated annual total compensation for such employee using the same methodology we use for our named executive officers as set forth in the 2024 Summary Compensation Table above.
During fiscal 2024, Mr. Donahue served as the Company's CEO until June 3, 2024, and Mr. Stengel served as the Company's CEO thereafter. For purposes of calculating the annual total compensation for our CEO, we annualized the salary and non-equity incentive plan compensation of Mr. Stengel during the period of fiscal 2024 in which he served as CEO. None of the other components of Mr. Stengel's compensation changed in fiscal 2024 in connection with his appointment as the Company's CEO and, therefore are the same amounts as disclosed in the Summary Compensation Table. As a result, for fiscal year 2024, the annual total compensation for our CEO was $[·] and for our median employee it was $38,901. The resulting ratio of our CEO’s pay to the pay of our median employee for fiscal year 2024 is [·] to 1. When the change in pension value and non-qualified deferred compensation earnings is excluded from the calculation, the ratio is [·] to 1.
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Table of Contents	Additional Information Regarding Executive Compensation
Pay Versus Performance
As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(v) of Regulation S-K, we are providing the following information about the relationship between executive compensation actually paid and certain financial performance of the Company. The following table sets forth information regarding compensation for our principal executive officer and average compensation related to our other named executive officers versus our Company performance for the past four years.

							Value of Initial Fixed $100 Investment Based On:
Year	Summary Compensation Table Total for PEO (1)	Summary Compensation Table Total for Former PEO (1)	Compensation Actually Paid to PEO (3)	Compensation Actually Paid to Former PEO (3)	Average Summary Compensation Table Total for Non-PEO NEOs (2)	Average Compensation Actually Paid to Non-PEO NEOs (2,3)	Total Shareholder Return (4)	Peer Group Total Shareholder Return (4)	Net Income (5)	Adjusted EBITDA (5)
2024	$[·]	$[·]	$[·]	$[·]	$[·]	$[·]	$126.35	$137.18	$[·]	$[·]
2023	$—	$11,398,274	$—	$3,805,187	$4,338,802	$1,321,789	$141.98	$145.65	$1,316,524,000	$2,157,346,000
2022	$—	$10,376,689	$—	$15,946,550	$3,320,601	$4,142,383	$177.86	$125.91	$1,182,701,000	$1,999,329,000
2021	$—	$11,810,704	$—	$15,494,036	$3,186,456	$4,128,860	$140.24	$190.36	$898,790,000	$1,681,515,000
2020	$—	$8,523,608	$—	$6,337,923	$2,215,555	$1,653,862	$97.81	$171.86	$163,395,000	$1,377,723,000
(1)Mr. Stengel served as the Company's principal executive officer ("PEO") beginning June 3, 2024. Mr. Donahue served as the Company's PEO through June 2, 2024 and for the entirety of 2023, 2022, 2021 and 2020.
(2)The dollar amounts reported in the column reflect the average amounts of total compensation reported for our non-PEO NEOs for each corresponding year in the “Total” column of the Summary Compensation Table.
a.In 2024, our other named executive officers included Bert Nappier, Executive Vice President and Chief Financial Officer, Randall Breaux, GPC Group President - North America, Naveen Krishna, Executive Vice President and Chief Information and Digital Officer, Christopher Galla, Senior Vice President & General Counsel & Corporate Secretary, and James Neill, (Former) Executive Vice President & Chief Human Resources Officer. Mr. Neill retired as Executive Vice President & Chief Human Resources Officer, effective April 30, 2024.
b.In 2023, our other named executive officers included William Stengel, President, Bert Nappier, Executive Vice President and Chief Financial Officer, Randall Breaux, GPC Group President - North America, Kevin Herron, (Former) President of the U.S. Automotive Group, and James Neill, Executive Vice President & Chief Human Resources Officer. Mr. Herron retired as President, U.S. Automotive Group, effective July 31, 2023.
c.In 2022, our other named executive officers included William Stengel, President, Bert Nappier, Executive Vice President and Chief Financial Officer, Carol Yancey, (Former) Executive Vice President and Chief Financial Officer, Kevin Herron President of the U.S. Automotive Group, and Randall Breaux, President of Motion Industries. Carol Yancey retired as Executive Vice President and Chief Financial Officer effective May 2, 2022. Bert Nappier joined the Company in February 2022 and became Executive Vice President and Chief Financial Officer effective May 2, 2022.
d.In 2021, our other named executive officers included William Stengel, President, Carol Yancey, Executive Vice President and Chief Financial Officer, Kevin Herron President of the U.S. Automotive Group, and Randall Breaux, President of Motion Industries.
e.In 2020, our other named executive officers included Carol Yancey, Executive Vice President and Chief Financial Officer, James Neill, Executive Vice President of Human Resources, Kevin Herron President of the U.S. Automotive Group, and Randall Breaux, President of Motion Industries.
(3)Amounts are calculated in accordance with Item 402(v) and FASB ASC Topic 718 and do not reflect actual amounts of compensation paid to the PEO and other Non-PEO NEOs. See table below for detail of amounts deducted and added to the Summary Compensation Table figure to calculate compensation actually paid.
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Table of Contents	Additional Information Regarding Executive Compensation

	2024		2023	2022	2021	2020
	Current	Former
Summary Compensation Table ("SCT") Total	$[·]	$[·]	$11,398,274	$10,376,689	$11,810,704	$8,523,608
Deduct: Grant Date Fair Value of Stock Awards Grants in Fiscal Year and Change in Pension Value and Non-Qualified Deferred Compensation Earnings	5,651,376	5,285,603	8,170,882	6,000,061	7,436,871	5,710,514
Add: Pension value attributable to current year’s service and any change in pension value attributable to plan amendments made in current year	121,937	—	—	—	119,764	169,345
Add: Fair Value at Fiscal Year-End of Outstanding and Unvested Stock Awards Granted in Fiscal Year	4,139,504	3,763,347	5,331,602	8,011,348	6,196,847	4,230,834
Add: Change in Fair Value of Outstanding and Unvested Stock Awards Granted in Prior Fiscal Years	(1,099,565)	(3,090,295)	(4,587,522)	3,906,218	4,030,406	(417,368)
Add: Fair Value of Vesting of Stock Awards Granted in Fiscal Year that Vested During Fiscal Year	—	—	—	—	—	—
Add: Change in Fair Value as of Vesting Date of Stock Awards Granted in Prior Fiscal Years For Which Applicable Vesting Conditions Were Satisfied During Fiscal Year	419,206	1,172,813	(166,285)	(347,644)	773,186	(457,982)
Subtract: Fair Value as of Prior Fiscal Year-End of Stock Awards Granted in Prior Fiscal Years That Failed to Meet Applicable Vesting Conditions During Fiscal Year	—	—	—	—	—	—
Compensation Actually Paid to PEO	$[·]	$[·]	$3,805,187	$15,946,550	$15,494,036	$6,337,923

	2024	2023	2022	2021	2020
Summary Compensation Table ("SCT") Total	$[·]	$4,338,802	$3,320,601	$3,186,456	$2,215,555
Deduct: Grant Date Fair Value of Stock Awards Grants in Fiscal Year and Change in Pension Value and Non-Qualified Deferred Compensation Earnings	1,541,015	3,023,325	1,679,840	1,502,001	1,318,248
Add: Pension value attributable to current year’s service and any change in pension value attributable to plan amendments made in current year	90,563	85,059	75,040	86,731	114,992
Add: Fair Value at Fiscal Year-End of Outstanding and Unvested Stock Awards Granted in Fiscal Year	963,389	1,247,679	2,227,905	1,410,865	833,814
Add: Change in Fair Value of Outstanding and Unvested Stock Awards Granted in Prior Fiscal Years	(470,828)	(937,283)	672,626	806,432	(88,503)
Add: Fair Value of Vesting of Stock Awards Granted in Fiscal Year that Vested During Fiscal Year	—	—	—	—	—
Add: Change in Fair Value as of Vesting Date of Stock Awards Granted in Prior Fiscal Years For Which Applicable Vesting Conditions Were Satisfied During Fiscal Year	88,404	(23,551)	(47,382)	140,377	(103,748)
Subtract: Fair Value as of Prior Fiscal Year-End of Stock Awards Granted in Prior Fiscal Years That Failed to Meet Applicable Vesting Conditions During Fiscal Year	(554,562)	(365,592)	(426,567)	—	—
Average Compensation Actually Paid to Non-PEO NEOs	$[·]	$1,321,789	$4,142,383	$4,128,860	$1,653,862
(4)Total shareholder return assumes that $100 was invested on the measurement date in Genuine Parts Company common stock and the peer group as set forth below. The measurement date is established by the market close on the last trading day before the beginning of the Company's fifth preceding fiscal year. This shareholder return assumes reinvestment of all dividends. The peer group reflects the peer group composite index used in the Stock Performance Graph included in our Annual Report. In constructing this peer group, the Company used the shareholder returns of various publicly held companies (weighted in accordance with each company’s stock market capitalization and including reinvestment of dividends) that compete with the Company in its two industry segments: automotive parts and industrial parts (each group of companies included in the peer group as competing with the Company in a separate industry segment). Included in the automotive parts peer group are those companies making up the Dow Jones U.S. Auto Parts Index (the Company is a member of such industry group, and its individual shareholder return was included when calculating the peer group results). Included in the industrial parts peer group are Applied Industrial Technologies, Inc., Fastenal Company, and W.W. Grainger, Inc. In determining the total peer group, each industry segment was weighted to reflect the Company’s annual net sales in each industry segment.
(5)Reflects net income as shown in the Company’s Annual Report on Form 10-K for the years ended December 31, 2024, 2023, 2022, 2021 and 2020.
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Table of Contents	Additional Information Regarding Executive Compensation
(6)Adjusted EBITDA, our Company-selected measure, is a non-GAAP measure. Adjusted EBITDA represents our net income before interest expense, net, income taxes and depreciation and amortization, adjusted to eliminate gain on sales of real estate, gain on insurance proceeds, product liability adjustment, and transaction and other costs.
Financial Performance Measures
As described in detail in the “Compensation Discussion and Analysis,” the Company’s executive compensation program consists of several compensation elements reflecting the Company’s pay-for-performance philosophy, including equity compensation which is directly tied to the returns experienced by our shareholders.
The most important financial performance measures used to link compensation actually paid to the Company’s named executive officers with the Company’s performance for 2024 are as follows:
•Total Shareholder Return
•Adjusted EBITDA
•Net Sales
•Working Capital
Analysis of the Information Presented in the Pay versus Performance Table
As described in more detail in the section “Executive Compensation – Compensation Discussion and Analysis,” the Company’s executive compensation program reflects a variable pay-for-performance philosophy. While the Company utilizes several performance measures to align executive compensation with Company performance, all of those Company measures are not presented in the Pay versus Performance table. Moreover, the Company generally seeks to incentivize long-term performance, and therefore does not specifically align the Company’s performance measures with compensation that is actually paid (as computed in accordance with Item 402(v) of Regulation S-K) for a particular year. In accordance with Item 402(v) of Regulation S-K, the Company is providing the following descriptions of the relationships between information presented in the Pay versus Performance table.
The charts below reflect the relationship among compensation actually paid compared to the Company's total shareholder return and peer group total shareholder return, net income, and adjusted EBITDA over the past five fiscal years. Compensation actually paid reflects the value of outstanding performance-based grants at specified fiscal year ends and does not have a direct comparison to performance trends.

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Table of Contents	Additional Information Regarding Executive Compensation

CAP vs. TSR (2020 - 2024)
Compensation Actually Paid ($MM)
$30
$25
$20
$15
$10
$5
$-
Total Shareholder Return
$235
$215
$195
$175
$155
$135
$115
$95
$75
2020
2021
2022
2023
2024
CAP to Former PEO
CAP to PEO
Avg. CAP to Other NEOs
Peer TSR
TSR

CAP vs. Net Income (2020 - 2024)
$30
$25
$20
$15
$10
$5
$-
Compensation Actually Paid ($MM)
$1,400
$1,200
$1,000
$800
$600
$400
$200
$-
Net Income ($MM)
2020
2021
2022
2023
2024
CAP to Former PEO
CAP to PEO
Avg. CAP to Other NEOs
Net Income

CAP vs. Adjusted EBITDA (2020 - 2024)
Compensation Actually Paid ($MM)
$30
$25
$20
$15
$10
$5
$-
Adjusted EBITDA ($MM)
$2,500
$2,000
$1,500
$1,000
$500
$-
2020
2021
2022
2023
2024
CAP to Former PEO
CAP to PEO
Avg. CAP to Other NEOs
Adjusted EBITDA

2025 Proxy Statement 50

Table of Contents	Compensation, Nominating and Governance Committee Interlocks and Insider Participation
Compensation, Nominating and Governance Committee Interlocks and
Insider Participation
The following directors served on the Compensation and Human Capital Committee for all of 2024: Donna W. Hyland, John R. Holder, and John D. Johns. None of such persons was an officer or employee of the Company during 2024 or at any time in the past. During 2024, none of the members of the Compensation and Human Capital Committee had any relationship with the Company requiring disclosure under applicable rules of the SEC. None of our executive officers served as a member of the Board of Directors or compensation committee, or similar committee, of any other company whose executive officer(s) served as a member of our Board of Directors or our Compensation and Human Capital Committee.

Compensation of Directors
2024 Director Compensation
Compensation payable to the Company’s non-employee directors is evaluated and determined by the Compensation and Human Capital Committee, with input from the Committee's compensation consultant, and is then approved by the Company’s full Board of Directors. At the April 2024 Board meeting, based on the Compensation and Human Capital Committee's recommendation following its review of a market analysis from their consultant, the Board approved the same annual cash retainer and annual stock grants as set out in the prior year. Non-employee directors of the Company were paid $25,000 per quarter ($100,000 annually) for service as a director. The lead independent director additionally receives an additional cash retainer of $35,000 annually, and Committee Chairs each receive an additional cash retainer of $25,000 annually. All non-employee directors may elect to defer the receipt of director fees in accordance with the terms of the Company’s Directors’ Deferred Compensation Plan. In addition, non-employee directors may from time to time be granted restricted stock units pursuant to the provisions of the Genuine Parts Company 2015 Incentive Plan. On May 3, 2024, each non-employee director serving on such date was granted RSUs having a grant date value of approximately $190,000. Each RSU represents a fully vested right to receive one share of our common stock on May 1, 2029, or earlier upon a termination of service as a director by reason of death, disability or retirement, or upon a change in control of the Company.
Each non-employee director is required to own shares of Company common stock valued at five times his or her annual cash retainer for the prior fiscal year measured against the average stock price for the preceding three fiscal years. Directors will have five years from the date of election to the Board to attain such a level of ownership. Shares counted toward this requirement will be based on shares beneficially owned by such director (as defined by the SEC’s rules and regulations) including restricted stock units and director deferred compensation shares but excluding any unexercised stock options or stock appreciation rights. As of December 31, 2024, each of our non-employee directors is currently in compliance with the requirements established in these guidelines.
2025 Proxy Statement 51

Table of Contents	Compensation of Directors

Director	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Total ($)
Elizabeth W. Camp	100,000	190,000	290,000
Richard Cox, Jr.	100,000	190,000	290,000
Gary P. Fayard	125,000	190,000	315,000
P. Russell Hardin	125,000	190,000	315,000
John R. Holder	100,000	190,000	290,000
Donna W. Hyland	125,000	190,000	315,000
John D. Johns	135,000	190,000	325,000
Jean-Jacques Lafont (2)	445,600	190,000	635,600
Robert C. Loudermilk, Jr.	100,000	190,000	290,000
Wendy B. Needham	125,000	190,000	315,000
Juliette W. Pryor	100,000	190,000	290,000
Darren Rebelez	100,000	190,000	290,000
Charles K. Stevens, III (3)	50,000	110,833	160,833
(1)    Represents the aggregate grant date total fair value of stock awards determined in accordance with FASB ASC Topic 718. The awards reflected in this column consist of 1,207 RSUs granted to non-employee directors on May 3, 2024, the grant date fair value of which was $190,000 (based on the closing price of the Company’s common stock on the grant date).
(2)    Mr. Lafont is Executive Chairman of AAG, the Company's automotive business in Europe and receives compensation for both his role at AAG and his board service for the Company.
(3)    Mr. Stevens joined the Board on April 29, 2024 and received two quarterly payments of the annual cash retainer and pro rata stock awards.
The aggregate number of RSUs held by each director as of December 31, 2024 as follows:

Director	Number of RSUs
Elizabeth W. Camp	8,288
Richard Cox, Jr.	8,288
Gary P. Fayard	8,288
P. Russell Hardin	8,288
John R. Holder	8,288
Donna W. Hyland	8,288
John D. Johns	8,288
Jean-Jacques Lafont	5,483
Robert C. Loudermilk, Jr.	8,288
Wendy B. Needham	8,288
Juliette W. Pryor	5,483
Darren Rebelez	2,042
Charles K. Stevens, III	1,225

Transactions With Related Persons
The Company recognizes that transactions between the Company and any of its directors, executives or other related persons can present potential or actual conflicts of interest and create the appearance that Company decisions are based on considerations other than the best interests of the Company and its shareholders. Therefore, as a general matter and in accordance with the (1) the Code of Conduct for Employees, Officers, Contract and/or Temporary Workers and Directors of Genuine Parts Company and (2) the Genuine Parts Company Code of Conduct for Senior Financial Officers, it is the Company’s preference to avoid such transactions. Nevertheless, the Company recognizes that there are situations where such transactions may be in, or may not be inconsistent with, the best interests of the Company. Therefore, the Company has adopted a formal policy which requires the Company’s Nominating and ESG Committee to provide review and oversight of any such transactions and, if appropriate, to approve or ratify any such transactions. Pursuant to the policy, the Nominating and ESG Committee will review and provide oversight over any transaction in which the Company is or will be a participant and the amount involved exceeds $120,000, and in which any of the
2025 Proxy Statement 52

Table of Contents	Transactions with Related Persons
Company’s directors, executives or other related persons had, has or will have a direct or indirect material interest. After its review, the Nominating and ESG Committee will only approve or ratify those transactions that are in, or are not inconsistent with, the best interests of the Company and its shareholders, as the Committee determines in good faith. The policy is attached as Appendix A to the Company’s Corporate Governance Guidelines, which are available on the Company’s website at www.genpt.com. The Company has concluded that there are no material related person transactions or agreements that were entered into during the fiscal year ended December 31, 2024, and through the date of this proxy statement that would require disclosure under this policy. See also "Corporate Governance - Independent Directors" for a discussion regarding the Board's independence determination with respect to Mr. Richard Cox, Jr.
Delinquent Section 16(a) Reports
Section 16(a) of the Securities Exchange Act of 1934 requires that our directors, executive officers, and persons who own more than ten percent of the Company’s Common Stock (collectively, "Reporting Persons") file reports with the SEC relating to their initial ownership and changes in ownership of our Common Stock and other equity securities. Reporting Persons are required by SEC regulation to furnish us with copies of all Section 16(a) forms that they file. Based solely on a review of Forms 3, 4 and 5 and any amendments thereto filed with the SEC, or written representations that no Form 5s were required, from the Reporting Persons, all Section 16(a) filing requirements for the fiscal year ended December 31, 2024 were timely complied with, as applicable to its directors, executive officers, and greater than ten percent owners during 2024, with the following exceptions: a Form 4 for Naveen Krishna was filed late on May 7, 2024; a Form 4 for Charles K. Stevens III was filed late on May 8, 2024; and a Form 3 and a Form 4 for James Howe were filed late on May 15, 2024 and May 21, 2024, respectively, all of which were due to inadvertent errors and promptly corrected.

2025 Proxy Statement 53

Table of Contents	Proposal 2 Advisory Vote on Executive Compensation
Proposal 2
Advisory Vote on Executive Compensation
Pursuant to Section 14A of the Exchange Act, we are providing our shareholders with the opportunity to vote to approve, on an advisory (non-binding) basis, the compensation of our named executive officers. At the 2024 Annual Meeting of Shareholders, approximately 92% of the shares present and entitled to vote were voted in support of the Company’s executive compensation program. We plan to hold this vote annually, so our Board of Directors is again submitting a non-binding shareholder vote on our executive compensation as described in this proxy statement (commonly referred to as “say-on-pay”). The Company seeks your advisory vote and asks that you support the compensation of our named executive officers as disclosed in this proxy statement.
As discussed in the Compensation Discussion and Analysis, we have designed our executive compensation program to attract, retain and motivate the highest quality executive officers, directly link pay to our performance, and build value for our shareholders. Highlights of our 2024 executive compensation program, as described above in the Compensation Discussion and Analysis, are:
•    Pay for Performance. Our pay program has performance-based metrics, using multiple performance measures.
•    Competitive and Market-Based Pay Based on Performance. We evaluate the competitiveness of compensation relative to the size-adjusted 50th percentile of the market data, with actual pay dependent on Company and individual performance.
•    Long-Term Incentives Aligned with Shareholder Interests. Our 2024 long-term incentive program is aligned with shareholder interests through a link to stock price and the use of PRSUs tied to Company performance.
•    Stock Ownership Requirements. Our stock ownership requirements for executives align the interests of the executives and shareholders.
•Anti-Hedging & Anti-Pledging Policy. The Company prohibits hedging and pledging of Company stock by executive officer and directors.
•    No Employment Contracts. No employment contracts with our named executive officers or guaranteed severance except in the case of double-trigger change in control agreements.
•    No Excise Tax-Gross Ups. Our double-trigger change in control agreements do not provide any excise tax gross-ups.
•    Clawback Policy. Incentive award opportunities are subject to our Clawback Policy.
•    Limited perquisites.
Our compensation is designed to reward executives when the Company achieves strong financial and operational results, and likewise to provide reduced pay when financial and operating results are not as strong. We believe the 2024 compensation of our named executive officers is reflective of and consistent with that intent.
This say-on-pay proposal gives our shareholders the opportunity to express their views on our named executive officers’ compensation. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this proxy statement.
Accordingly, the Board invites you to review carefully the Compensation Discussion and Analysis and the tabular and other disclosures on compensation under “Executive Compensation” and cast a vote to approve the Company’s executive compensation programs through the following resolution:
“Resolved, that the shareholders approve the compensation of the Company’s named executive officers, including the Company’s compensation practices and principles and their implementation, as discussed and disclosed in the Compensation Discussion and Analysis, the executive compensation tables, and any narrative compensation disclosure contained in this Proxy Statement.”
 The say-on-pay vote is advisory, and therefore not binding on the Company, the Compensation and Human Capital Committee or the Board of Directors. The shareholders’ advisory vote will not overrule any decision made by the Board or the Committee or create or imply any additional fiduciary duty by our directors. Our Board and Compensation and Human Capital Committee value the opinions of our shareholders and to the extent there is any significant vote against the named executive officer compensation as disclosed in this Proxy Statement, we will consider our shareholders’ concerns, and the Compensation and Human Capital Committee will evaluate whether any actions are necessary to address those concerns.
The Board of Directors Recommends a Vote "For" Approval of the Advisory Vote on Executive Compensation.
2025 Proxy Statement 54

Table of Contents	Proposal 3 Approval of Amendment to the Company's Amended and Restated Articles of Incorporation
Proposal 3
Approval of Amendment to the Company's Amended and Restated Articles of Incorporation to Implement a Plurality Voting Standard in Contested Director Elections and Remove Obsolete Director Classification Provisions
We are asking our shareholders to approve an amendment (the “Amendment”) to the Company’s Amended and Restated Articles of Incorporation (the “Articles of Incorporation”) to implement a plurality voting standard in contested director elections and remove certain obsolete director classification provisions. On February 11, 2025, the Board of Directors approved the Amendment, subject to shareholder approval at the 2025 Annual Meeting.
The proposed Articles of Amendment to the Articles of Incorporation are attached to this proxy statement as Appendix A. If the Amendment is approved, it will become effective upon the filing of the proposed Articles of Amendment to the Articles of Incorporation with the Secretary of State of the State of Georgia, which the Company expects to occur promptly following shareholder approval of the Amendment. If the proposal is not approved by our shareholders, the proposed Articles of Amendment to the Articles of Incorporation will not be filed with the Secretary of State of the State of Georgia and the proposal will not be implemented.
The Georgia Business Corporation Code provides that, unless otherwise provided in a company’s articles of incorporation or bylaws, directors are elected by a plurality of the votes cast by the shares entitled to vote in the election. Section 9.2 of the Articles of Incorporation currently provides that, except in the case of vacancies on the Board of Directors, directors will be elected by a majority of the shares represented at the annual meeting of shareholders for which the director stands for election and entitled to elect such director.
As part of its annual review of the Company’s corporate governance practices, the Board of Directors reviewed the benefits and other considerations of utilizing a plurality voting standard in contested director elections. In doing so, the Board of Directors determined that utilizing a default majority voting standard in contested director elections could result in confusion or the potential of a failed election (i.e., a director election in which too many or too few candidates receive a majority of the “FOR” votes).
Therefore, the Board of Directors determined that amending the Articles of Incorporation to provide for a plurality voting standard in contested director elections clarifies the Company’s director election process, protects the Company’s shareholders in all director election scenarios and enhances the Company’s alignment with corporate governance best practices.
If the Amendment is approved by our shareholders and becomes effective, the Company will utilize a plurality voting standard in contested director elections, while continuing to utilize a majority voting standard in uncontested director elections.
The Articles of Incorporation also continue to reference the classification of the Board of Directors, even though the Board of Directors was declassified in 2007. Therefore, the provisions of the Articles of Incorporation that continue to refer to the classification of the Board of Directors are obsolete and the Amendment, if approved by our shareholders and becomes effective, such references will be removed.

The Board of Directors Recommends a Vote "For" Approval of the Amendment to the Company’s Amended and Restated Articles of Incorporation to Implement a Plurality Voting Standard in Contested Director Elections and Remove Obsolete Director Classification Provisions.
2025 Proxy Statement 55

Table of Contents	Proposal 4 Ratification of Selection of Independent Auditors
Proposal 4
Ratification of Selection of Independent Auditors
The Audit Committee of the Board of Directors is directly responsible for the appointment, compensation, retention, and oversight of the independent external audit firm retained to audit the Company’s financial statements. The Audit Committee has selected Ernst & Young LLP as the Company’s independent auditors for the current fiscal year ending December 31, 2025. Our Board of Directors has unanimously endorsed this selection. Ernst & Young LLP is an independent registered public accounting firm with the PCAOB, as required by the Sarbanes-Oxley Act of 2002 and the rules of the PCAOB. The Audit Committee has also pre-approved the engagement of Ernst & Young LLP to provide federal, state and international tax return preparation, advisory and related non-audit services to the Company during 2025.
The Audit Committee recognizes the importance of maintaining the independence of the Company’s independent auditor, both in fact and appearance. In order to ensure continuing auditor independence, the Audit Committee periodically considers whether there should be a rotation of the independent auditor. In addition, the Audit Committee has adopted restrictions on our hiring of an Ernst & Young LLP partner, director, manager, staff, advising member of the department of professional practice, reviewing actuary, reviewing tax professional and any other persons having responsibility for providing audit assurance on any aspect of their certification of the Company’s financial statements. In accordance with SEC rules and Ernst & Young LLP’s policies, lead engagement partners are subject to rotation requirements (at least every five years) to limit the number of consecutive years the lead partner may provide services. The Audit Committee is directly involved in the selection of Ernst & Young LLP’s lead engagement partner.
Each year, the Audit Committee evaluates the qualifications, performance and independence of the Company’s independent auditor and determines whether to re-engage the current independent auditor for the following year. In doing so, the Audit Committee considers, among other things: (i) external data relating to audit quality and performance, including recent PCAOB reports on Ernst & Young LLP and its peer firms; (ii) Ernst & Young LLP’s tenure as our independent auditor and its familiarity with our operations and businesses, accounting policies and practices and internal control over financial reporting; (iii) the quality and efficiency of the services provided by the auditors, the auditors’ capabilities and technical expertise; and (iv) Ernst & Young LLP’s independence.
Based on this evaluation, the members of the Audit Committee and the Board believe that the continued retention of Ernst & Young LLP to serve as the Company’s independent external auditor is in the best interest of the Company and its shareholders.
Although ratification by the shareholders of the selection of Ernst & Young LLP as the Company’s independent auditors is not required by law or by the Bylaws of the Company, the Audit Committee believes it is appropriate to seek shareholder ratification of this selection in light of the critical role played by the independent auditors in auditing the Company’s consolidated financial statements and the effectiveness of the Company’s internal control over financial reporting. If this selection is not ratified at the Annual Meeting, the Audit Committee may investigate the reasons for the shareholders’ rejection and may reconsider its selection of independent auditors for the fiscal year ending December 31, 2025. Even if the selection is ratified, the Audit Committee in its discretion may select a different registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and our shareholders.
Ernst & Young LLP served as the Company’s independent auditors for the fiscal year ended December 31, 2024. Representatives of that firm are expected to be present at the Annual Meeting and will have an opportunity to make a statement if they desire to do so and to respond to appropriate questions.
The Board of Directors Recommends a Vote "For" the Ratification of the Selection of Ernst & Young LLP as Independent Auditors for the Fiscal Year Ending December 31, 2025.
Audit and Non-Audit Fees
The Audit Committee is responsible for the audit fee negotiations associated with the Company’s retention of Ernst & Young LLP.
Audit Fees.    The aggregate fees billed by Ernst & Young LLP for professional services rendered for the audit of the Company’s consolidated financial statements, reviews of interim financial statements included in periodic reports, audits of the Company’s internal control over financial reporting, and statutory audits for certain international subsidiaries during 2023 and 2024 were approximately $16.4 million and $16.6 million, respectively.

Audit Related Fees.    The aggregate fees billed by Ernst & Young LLP in 2023 and 2024 for audit related services that are reasonably related to the performance of the audit or review of the Company’s financial statements and are not reported
2025 Proxy Statement 56

Table of Contents	Proposal 4 Ratification of Selection of Independent Auditors
above under the caption “Audit Fees” were approximately $.03 million and $.06 million, respectively. These services primarily related to employee benefit plans.
Tax Fees.    The aggregate fees billed by Ernst & Young LLP in 2023 and 2024 for professional services rendered for tax compliance and tax advice for the Company were $4.2 million and $4.7 million, respectively. These services primarily related to tax planning and tax compliance services.
All Other Fees.    No fees were billed by Ernst & Young LLP for professional services rendered during 2023 and 2024 other than as stated above under the captions “Audit Fees,” “Audit Related Fees” and “Tax Fees.”
Audit Committee Pre-Approval Policy
Under the Audit Committee’s Charter and its Pre-Approval Policy, the Audit Committee is required to approve in advance the terms of all audit services as well as all permissible audit related and non-audit services to be provided by the independent auditors. Unless a service to be provided by the independent auditors has received approval under the Pre-Approval Policy, it will require specific pre-approval by the Audit Committee. The Pre-Approval Policy is detailed as to the particular services to be provided, and the Audit Committee is to be informed about each service provided. Non-audit services may be approved by the Chair of the Committee and reported to the full Audit Committee at its next meeting but may not be approved by the Company’s management.
The Audit Committee must approve the annual audit engagement services prior to the commencement of any audit work. The Audit Committee also must approve changes in terms, conditions and fees resulting from changes in audit scope, Company structure or other items, if any. In the event audit related or non-audit services that are pre-approved under the Pre-Approval Policy have an estimated cost in excess of certain dollar thresholds, these services require approval by the Audit Committee or by the Chair of the Audit Committee.
In determining the approval of services by the independent auditors, the Audit Committee or its Chair evaluates each service to determine whether the performance of such service would (a) impair the auditor’s independence; (b) create a mutual or conflicting interest between the auditor and the Company; (c) place the auditor in the position of auditing its own work; (d) result in the auditor acting as management or an employee of the Company; or (e) place the auditor in a position of being an advocate for the Company.
All of the services described above under the captions “Audit Fees,” “Audit Related Fees” and “Tax Fees” were approved by the Audit Committee pursuant to legal requirements and the Audit Committee Charter and the Pre-Approval Policy.
Audit Committee Review
The Audit Committee has reviewed the services rendered by Ernst & Young LLP during 2024 and has determined that the services rendered are compatible with maintaining the independence of Ernst & Young LLP as the Company’s independent auditors.

2025 Proxy Statement 57

Table of Contents	Proposal 5 Shareholder Proposal Seeking a Report on the Effectiveness of the Company's Diversity, Equity and Inclusion Efforts
Proposal 5

Shareholder Proposal Seeking a Report on the Effectiveness of the Company’s Diversity, Equity and Inclusion Efforts

RESOLVED: Shareholders request that Genuine Parts Company (Genuine Parts or the Company) report on the effectiveness of the Company's diversity, equity, and inclusion efforts. The report should be done at a reasonable expense, exclude proprietary information, and provide transparency on outcomes using quantitative metrics for hiring, retention, and promotion of employees, including data by gender, race, and ethnicity.
SUPPORTING STATEMENT: Quantitative data is sought so that investors can assess and compare the effectiveness of companies' efforts to ensure diverse, equitable, and inclusive workplaces. It is advised that this content be provided through existing sustainability reporting. An independent report is not requested.

WHEREAS: A recent working paper from the National Bureau of Economic Research entitled "A Discrimination Report Card" assigned 97 large U.S. employers a grade for the gap between how frequently they contacted candidates with names that suggested they were White and names that suggested they were Black.1 Genuine Parts appears to be one of the most frequent discriminators of the companies in the study, contacting presumed White candidates 33 percent more often than applicants with names suggesting they were Black, despite both groups having equivalent qualifications.2
The findings of the working paper are concerning. Racial discrimination is prohibited under the Civil Rights Act of 1964. Furthermore, research indicates that investors benefit from companies with more diverse management. For instance, McKinsey studies have consistently found that companies with greater diversity in corporate leadership are more likely to outperform peers on profitability.3

Research from Whistle Stop Capital and As You Sow reviewed the manager diversity of over 1,600 companies. Linear regression found statistically significant positive correlations to many key financial performance indicators, including free cash flow, return on equity, return on invested capital, and revenue growth.4

Unfortunately, studies have also shown that women and people of color face barriers in recruitment, hiring,5 and promotion.6 Companies must protect their workplaces against discrimination, and investors must have meaningful data to monitor their effectiveness.

As of the date when this resolution was filed, Genuine Parts had yet to release its consolidated EEO-1 form. Doing so is best practice in diversity data reporting. In addition, the Company did not disclose sufficient hiring, promotion, or retention data to allow investors to effectively assess the Company's efforts to build and maintain diverse teams.

More than 80 percent of the S&P 500 and almost half of the Russell 1000 have released, or have committed to release, their consolidated EEO-1 forms. Between 2021 and 2024, there was a 314 percent increase in EEO-1 form disclosure, along with significant increases in the percentage of companies disclosing promotion rates, hiring rates, and retention rates.7 AutoZone, O'Reilly Automotive, and Ford Motor are just some companies that release more diversity and inclusion data than Genuine Parts. We urge Genuine Parts to join these companies and increase its disclosure.

(1) https://www.nber.org/papers/w32313
(2) https://www.nytimes.com/2024/04/08/upshot/employment-discrimination-fake-resumes.html
(3) https://www.mckinsey.com/featured-insights/diversity-and-inclusion/diversity-matters-even-more-the-case-for-holistic-impact
(4) https://www.asyousow.org/report-page/2023-capturing-the-diversity-benefit
(5) https://www.bloomberg.com/opinion/features/2024-07-29/white-men-the-most-likely-to-get-hired-even-with-dei-finds-research
(6) https://www.mitsloan.mit.edu/ideas-made-to-matter/women-are-less-likely-men-to-be-promoted-heres-one-reason-why
(7) https://www.asyousow.org/report-page/workplace-equity

Board of Directors’ Statement in Opposition

After careful consideration, the Board of Directors unanimously recommends that you vote “AGAINST” this shareholder proposal for the following reasons:

•The Company already provides material disclosure with respect to our human capital management programs and initiatives that is duplicative of the requested report;
•The Company is committed to fostering an inclusive culture that leverages the unique perspectives, backgrounds and skills of our workforce in serving our customers and communities;
•The Board of Directors already provides effective, independent oversight of the Company’s human capital management programs and initiatives; and
2025 Proxy Statement 58

Table of Contents	Proposal 5 Shareholder Proposal Seeking a Report on the Effectiveness of the Company's Diversity, Equity and Inclusion Efforts
•The requested report would be an inefficient use of resources without providing a commensurate benefit to shareholders.

The Company already provides material disclosure with respect to our human capital management programs and initiatives that is duplicative of the requested report.

The Company currently discloses all material information in connection with our human capital management programs and initiatives, including the information set forth in the 2024 Sustainability Report. Within the 2024 Sustainability Report, we publish quantitative diversity data that is derived from our most recent EEO-1 report filed with the US. Equal Employment Opportunity Commission, and includes certain gender and racial data of our U.S. workforce by EEO-1 job category. We also regularly update this data, as well as progress made on our broader human capital management programs and initiatives in our annual sustainability report and elsewhere in our SEC filings. We believe these disclosures provide shareholders with the necessary and appropriate information to determine the effectiveness of our human capital management efforts.

The Company is committed to fostering an inclusive culture that leverages the unique perspectives, backgrounds, skills and experiences of our workforce in serving our customers and communities.

The Company values cultivating an inclusive culture that benefits the Company and all of our key stakeholders. To do so requires, among other things, building a workforce with unique perspectives, backgrounds, skills and experiences, ensuring our workforce is treated fairly and consistently and creating opportunities for workforce advancement and growth. We therefore remain committed to putting our effort and resources into our human capital management programs and initiatives to drive accountability, collaboration and engagement. We are always looking for opportunities to improve and, to that end, understand the importance of listening to feedback from stakeholders to ensure that our human capital management programs and initiatives align with our business strategy to best serve our customers and communities.
The Board of Directors already provides effective, independent oversight of the Company’s human capital management programs and initiatives.

The Board of Directors, directly and through our Compensation and Human Capital Committee, is responsible for overseeing the Company’s human capital management programs and initiatives. Effective, independent oversight of our human capital management programs and initiatives is accomplished through a variety of methods and processes, including regular updates and discussions regarding these programs and initiatives by both the Board of Directors and the Compensation and Human Capital Committee.
In order to ensure effective, independent oversight, the Board of Directors recently split the Compensation, Nominating and Governance Committee into two separate Committees: the Compensation and Human Capital Committee and the Nominating and ESG Committee. We believe this restructuring has, among other things, allowed the Compensation and Human Capital Committee to enhance its focus and prioritization of the Company’s human capital management programs and initiatives, including by engaging more significantly with the Company’s management team on the progress of these programs and initiatives and providing feedback as to their effectiveness. The Compensation and Human Capital Committee regularly reports back to, and discusses its findings with, the Board of Directors, which has resulted in more robust oversight of our human capital management programs and initiatives.

The requested report would be an inefficient use of resources without providing a commensurate benefit to shareholders.

As discussed above, we believe our existing human capital management programs and initiatives and the accompanying disclosures regarding these programs and initiatives provide meaningful information that allows shareholders to determine their effectiveness. Therefore, approval of this proposal would not result in an efficient use of resources and will only serve to benefit the limited interests of a small group of shareholders.

The Board of Directors Recommends a Vote “Against” the Shareholder Proposal Seeking a Report on the Effectiveness of the Company’s Diversity, Equity and Inclusion Efforts.

2025 Proxy Statement 59

Table of Contents	Audit Committee Report
Audit Committee Report
The Audit Committee of the Board of Directors during 2024 was composed of five directors who are independent of the Company and management as required by the NYSE corporate governance listing standards and by SEC rules. The Audit Committee operates under a written charter adopted by the Board of Directors.
The Audit Committee oversees the Company’s financial reporting process on behalf of the Board of Directors. Management is responsible for the Company’s financial statements and the financial reporting process, including implementing and maintaining effective internal control over financial reporting and for the assessment of, and reporting on, the effectiveness of internal control over financial reporting. The independent auditors are responsible for expressing an opinion on the conformity of those audited financial statements with accounting principles generally accepted in the United States and the effectiveness of the Company’s internal control over financial reporting. The Audit Committee also oversees the internal audit and control function of the Company and the Company’s cyber and information security processes, procedures and controls.
In fulfilling its oversight responsibilities, the Audit Committee has reviewed and discussed with management and the independent auditors the Company’s audited financial statements for the year ended December 31, 2024 and reports of management and of the independent auditors on the effectiveness of the Company’s internal control over financial reporting as of December 31, 2024 contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024, including a discussion of the reasonableness of significant judgments and the clarity of disclosures in the financial statements. The Audit Committee also reviewed and discussed with management and the independent auditors the disclosures made in “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in the Company’s 2024 Annual Report to Shareholders and its Annual Report on Form 10-K for the year ended December 31, 2024.
The Audit Committee has discussed with the independent auditors the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board. In addition, the Audit Committee has discussed with the independent auditors the auditor’s independence from the Company and its management, including the matters in the written disclosures and the letter provided by the independent auditors to the Audit Committee as required by applicable requirements of the Public Company Accounting Oversight Board Rule 3526 regarding the independent auditor’s communications with the Audit Committee concerning independence, and has considered the compatibility of non-audit services with the auditor’s independence.
The Committee discussed with the Company’s independent auditors the overall scope and plans for their integrated audit. The Committee meets with the independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company’s internal controls and the overall quality of the Company’s financial reporting.
Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board has approved, that the audited financial statements for the year ended December 31, 2024 be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024 for filing with the SEC. The Audit Committee and the Board of Directors have also approved the selection of Ernst & Young LLP as the Company’s independent auditors for the fiscal year ending December 31, 2025.
Members of the Audit Committee:
Wendy B. Needham (Chair)
Elizabeth W. Camp
Richard Cox, Jr.
Gary P. Fayard
Charles K. Stevens, III
This report shall not be deemed to be incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, and shall not otherwise be deemed filed under such acts.
Solicitation of Proxies
The cost of soliciting proxies will be borne by the Company. The Company has retained Georgeson LLC to assist in the solicitation of proxies for a fee of approximately $11,000 and reimbursement of certain expenses. Officers and regular employees of the Company, receiving no additional compensation, may also assist in the solicitation. Solicitation may be by mail, telephone, Internet or personal contact.
2025 Proxy Statement 60

Householding of Annual Meeting Material
The SEC’s rules permit us to send a single copy of our Notice and Access Letter regarding the annual meeting to any household at which two or more shareholders reside if we believe that they are members of the same family. Each shareholder will continue to receive a separate proxy card. This procedure, known as householding, reduces the volume of duplicate information you receive and helps to reduce our expenses. In order to take advantage of this opportunity, we have delivered only one Notice and Access Letter to multiple shareholders who share an address, unless we received contrary instructions from the affected shareholders prior to the mailing date. We will deliver a separate copy of the Notice and Access Letter (or proxy materials, if applicable), as requested, to any shareholder at a shared address to which a single copy of the Notice and Access Letter was delivered. If you prefer to receive separate copies of the Notice and Access Letter (or proxy materials, if applicable), either now or in the future, or if you are currently receiving multiple copies and prefer to receive only a single copy in the future you can so request by calling us at (678) 934-5000 or by writing to us at any time at the following address: Corporate Secretary, Genuine Parts Company, 2999 Wildwood Parkway, Atlanta, Georgia 30339.
A majority of brokerage firms have instituted householding. If your family has multiple holdings in the Company, you may have received householding notification directly from your broker. Please contact your broker directly if you have any questions, if you require additional copies of the Notice and Access Letter (or proxy materials, if applicable), if you are currently receiving multiple copies of the Notice and Access Letter (or proxy materials, if applicable) and wish to receive only a single copy or if you wish to revoke your decision to household and thereby receive multiple Notice and Access Letters. These options are available to you at any time.
Other Matters
Management does not know of any matters to be brought before the Annual Meeting other than those referred to above. If any matters which are not specifically set forth in the form of proxy and this proxy statement properly come before the Annual Meeting, the persons designated as proxies will vote thereon as recommended by the Board of Directors or, if the Board of Directors makes no recommendation, in accordance with their best judgment.
Shareholder Proposals for 2026 Meeting
A shareholder proposal for business to be brought before the 2026 Annual Meeting of Shareholders (other than nominations of persons to serve as directors) will be acted upon only in the following circumstances:
•    Shareholder Proposals for Inclusion in Next Year’s Proxy Statement — To be considered for inclusion in next year’s proxy statement, shareholder proposals, submitted in accordance with the SEC’s Rule 14a-8, must be received at our principal executive office no later than the close of business on [·], 2025 and must comply with all applicable SEC rules.
•    Other Shareholder Proposals for Presentation at Next Year’s Annual Meeting of Shareholders — Any shareholder proposal that is not submitted for inclusion in next year’s proxy statement under SEC Rule 14a-8 but is instead sought to be presented directly at the 2026 Annual Meeting of Shareholders should be received at our principal executive office no later than the close of business on January 15, 2026. Proposals should contain detailed information about the proposal and the shareholder proponent. SEC rules permit management to vote proxies in its discretion on such proposals in certain cases if the shareholder does not comply with this deadline, and in certain other cases notwithstanding the shareholder’s compliance with this deadline.
All recommendations of persons for nomination to the Board of Directors of the Company must be received at our principal executive office no later than the close of business on the 90th day ([·], 2025) and no earlier than the close of business on the 120th day ([·], 2025) prior to the first anniversary of the date of the Company’s notice of annual meeting sent to shareholders in connection with the previous year’s annual meeting and must contain the information specified in and otherwise comply with our By-laws (including the information required by Rule 14a-19 of the Exchange Act in the case of a shareholder who intends to solicit proxies in support of director nominees other than the Company’s nominees). See Section 3.4 “Certain Nomination Requirements.” However, if the date of the 2026 Annual Meeting of Shareholders is held more than 30 calendar days earlier than or 70 calendar days after the anniversary of this year’s meeting, notice by the shareholder, to be timely, must be received no later than the close of business on the 90th day and no earlier than the close of business on the 120th day prior to the date of the 2026 Annual Meeting of Shareholders or, if the first public announcement of the date of the 2026 Annual Meeting of Shareholders is less than 100 days prior to the date of the 2026 Annual Meeting of Shareholders, the 10th day following the day on which public announcement of the date of the 2026 Annual Meeting of Shareholders is first made by the Company.
All recommendations of persons for nomination to the Board of Directors of the Company pursuant to the Company’s proxy access By-law provision must be received at our principal executive office no later than the close of business on the 120th day ([·], 2025) and no earlier than the close of business on the 150th day ([·], 2025) prior to the first anniversary of the
2025 Proxy Statement 61

Table of Contents	Shareholder Proposal for Annual Meeting
date of the Company’s notice of annual meeting sent to shareholders in connection with the previous year’s annual meeting and must contain the information specified in and otherwise comply with our By-laws. See Section 2.11 “Proxy Access for Director Nominations.” However, if the date of the 2026 Annual Meeting of Shareholders is held more than 30 calendar days before or after the anniversary of this year’s meeting, notice by the shareholder, to be timely, must be received no later than the close of business on the 120th day and no earlier than the close of business on the 150th day prior to the date of the 2025 Annual Meeting of Shareholders or, if the first public announcement of the date of the 2025 Annual Meeting of Shareholders is less than 130 days prior to the date of the 2025 Annual Meeting of Shareholders, the 10th day following the day on which public announcement of the date of the 2025 Annual Meeting of Shareholders is first made by the Company.
All shareholder proposals and recommendations of persons for nomination to the Board should be sent to Genuine Parts Company, 2999 Wildwood Parkway, Atlanta, Georgia 30339, Attention: Corporate Secretary.
2025 Proxy Statement 62

Table of Contents	Appendix

ARTICLES OF AMENDMENT
OF
THE AMENDED AND RESTATED ARTICLES OF INCORPORATION
OF
GENUINE PARTS COMPANY

Pursuant to Section 14-2-1006 of the Georgia Business Corporation Code (the “Code”), Genuine Parts Company, a Georgia corporation (the “Corporation”), hereby submits the following Articles of Amendment:

ARTICLE ONE

The name of the Corporation is Genuine Parts Company.

ARTICLE TWO

The Corporation's Amended and Restated Articles of Incorporation are hereby amended so that Section 9.2 of the Amended and Restated Articles of Incorporation shall hereafter read in its entirety as follows:

9.2 Terms and Election of Directors. At each annual meeting of shareholders, all directors shall be elected to hold office for a one-year term expiring at the next annual meeting of shareholders and until such director’s successors are duly elected and qualified, or until such director’s earlier resignation, removal from office, or death. Except as provided in Article 9.4, a director shall be elected by the affirmative vote of a majority of the shares of the class of stock represented at the annual meeting of shareholders for which the director stands for election and entitled to elect such director; provided that if, as of the tenth (10th) day preceding the date the Corporation first mails its notice of meeting for such meeting to the shareholders of the Corporation, the number of nominees exceeds the number of directors to be elected, the directors shall be elected by the vote of a plurality of the votes cast.

ARTICLE THREE

The amendment was duly adopted by the Board of Directors of the Corporation on February 11, 2025.

ARTICLE FOUR

The amendment was duly approved by the shareholders of the Corporation on [April 28], 2025 pursuant to §14-2-1003 of the Code.

ARTICLE FIVE

These Articles of Amendment shall be effective at the time and on the date they are filed with the Georgia Secretary of State.

IN WITNESS WHEREOF, Genuine Parts Company has caused these Articles of Amendment to be executed by a duly authorized officer on this __ day of _________, 2025.

GENUINE PARTS COMPANY

By:
Name:
Title:

2025 Proxy Statement 63

Genuine Parts Company

2999 WILDWOOD PARKWAY
ATLANTA, GA 30339
678-934-5000

GENPT.COM

GENUINE PARTS COMPANY
2999 WILDWOOD PARKWAY
ATLANTA, GA 30339

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on April 27, 2025. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on April 27, 2025. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V62005-P22324

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

GENUINE PARTS COMPANY

The Board of Directors recommends you vote FOR the following proposals:

1. Election of Directors

Nominees:	For	Against	Abstain
1a. Richard Cox, Jr.	☐	☐	☐
1b. Paul D. Donahue	☐	☐	☐
1c. P. Russell Hardin	☐	☐	☐
1d. John R. Holder	☐	☐	☐
1e. Donna W. Hyland	☐	☐	☐
1f. Jean-Jacques Lafont	☐	☐	☐
1g. Robert C. "Robin" Loudermilk, Jr.	☐	☐	☐
1h. Juliette W. Pryor	☐	☐	☐
1i. Darren Rebelez	☐	☐	☐
1j. Laurie Schupmann	☐	☐	☐
1k. William P. Stengel, II	☐	☐	☐
1l. Charles K. Stevens, III	☐	☐	☐

The Board of Directors recommends you vote AGAINST the following proposal:

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as name(s) appear(s) hereon. Joint owners should each sign personally. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

V62006-P22324

GENUINE PARTS COMPANY
ANNUAL MEETING OF SHAREHOLDERS
APRIL 28, 2025 10:00 A.M. ET
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The shareholder(s) hereby appoint(s) Christopher T. Galla as proxy, with the power to appoint his substitute, and hereby authorize(s) him to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of GENUINE PARTS COMPANY that the shareholder(s) is/are entitled to vote at the Annual Meeting of Shareholders to be held at 10:00 a.m. ET, on April 28, 2025, at www.virtualshareholdermeeting.com/GPC2025, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side